                          Registration Nos. 333-17595
                                            333-17595-01

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                 FORM S-3/A (1)

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933


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                         Insignia Financial Group, Inc.
                              Insignia Financing I

             (Exact name of registrant as specified in its charter)

              Delaware                                  13-35911193
              Delaware                                  57-6176373
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


                          One Insignia Financial Plaza
                                 P.O. Box 1089
                        Greenville, South Carolina 29602
                                 (864) 239-1000
              (Address, including zip code, and telephone number,
                 including area code, of registrants' principal
                               executive offices)


                              John K. Lines, Esq.
                                General Counsel
                         Insignia Financial Group, Inc.
                          One Insignia Financial Plaza
                                 P.O. Box 1089
                        Greenville, South Carolina 29602
                                 (864) 239-1000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


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                        Copies of all correspondence to:

                            Allan R. Williams, Esq.
                     Proskauer Rose Goetz & Mendelsohn LLP
                                 1585 Broadway
                         New York, New York 10036-8299
                              Tel: (212) 969-3220

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement has been declared effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|






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         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|




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         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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Explanatory Note: This Registration Statement contains two prospectuses: (1)
one relating to the resale of 6 1/2% Trust Convertible Preferred Securities of Insignia Financing I and the shares of Class A Common Stock of Insignia Financial Group, Inc. which may be issued upon the conversion of the Trust Convertible Preferred Securities and (2) the other relating to the resale of certain outstanding shares of Class A Common Stock of Insignia Financial Group, Inc. and shares of Class A Common Stock which may be issued upon the exercise of certain outstanding warrants.


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         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 Subject to Completion, Dated December 13, 1996



PROSPECTUS

            2,990,000 6 1/2% Trust Convertible Preferred Securities
                              Insignia Financing I
          (Liquidation Amount $50 per Convertible Preferred Security)
               Guaranteed to the extent set forth herein by, and
                     convertible into the Common Stock of,

                         Insignia Financial Group, Inc.

         This Prospectus relates to the resale of the 6 1/2% Trust Convertible Preferred Securities (the "Convertible Preferred Securities"), liquidation amount $50 per Convertible Preferred Security, which represent preferred undivided beneficial interests in the assets of Insignia Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust") and the shares of Class A common stock, par value $0.01 per share ("Common Stock"), of Insignia Financial Group, Inc., a Delaware corporation ("IFG," and together with its subsidiaries, "Insignia" or the "Company"), issuable upon conversion of the Convertible Preferred Securities. The Convertible Preferred Securities were issued and sold (the "Original Offering") on November 1, 1996 (the "Original Closing Date") and November 6, 1996 (together with the Original Closing Date, the "Original Offering Date") to the Initial Purchasers (as defined herein, see "Selling Holders") and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers to be qualified institutional buyers as defined in Rule 144A under the Securities Act, in the United States to a limited number of other institutional "accredited investors" (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. Insignia directly or indirectly owns all the common securities representing common undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities"). The Trust exists for the exclusive purposes of issuing the Trust Securities and investing the proceeds of the sale thereof in 6 1/2% Convertible Subordinated Debentures due September 30, 2016 of IFG (the "Convertible Subordinated Debt Securities") in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities. The Convertible Subordinated Debt Securities are unsecured obligations of IFG and are subordinate and junior in right of payment to certain other indebtedness of IFG as described herein. Upon an event of default under the Declaration (as defined herein), the holders of the Convertible Preferred Securities will have a preference over the holder of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption and otherwise.

         Each Convertible Preferred Security is convertible in the manner described herein at the option of the holder, at any time beginning January 1, 1997 and prior to the Conversion Expiration Date (as defined herein), into shares of Common Stock, at the rate of 1.8868 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $26.50 per share of Common Stock), subject to adjustment in certain circumstances. See "Description of the Convertible Preferred Securities --Conversion Rights." The last reported sale price of Common Stock, which is reported under the symbol "IFS" on the New York Stock Exchange Composite Tape, on December 5, 1996, was $23.00 per share.

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         The Convertible Preferred Securities and the Common Stock issuable upon conversion of the Convertible Preferred Securities (the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (each, a "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. No portion of the net proceeds of this offering will be received by the Company or the Trust. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities, estimated to be $930,000. The Selling Holders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

         Holders of the Convertible Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 6 1/2% of the liquidation amount of $50 per Convertible Preferred Security, accruing from November 1, 1996 and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1996 ("distributions"). The distribution payable on December 31, 1996, which will be calculated at the above rate and based on a period that is shorter than a full quarter, will be in the amount of $0.5417 per Convertible Preferred Security. The distribution rate and the distribution and other payment dates for the Convertible Preferred Securities correspond to the interest rate and interest and other payment dates on the Convertible Subordinated Debt Securities, which is and will be the sole asset of the Trust. As a result, if principal or interest is not paid on the Convertible Subordinated Debt Securities, no amounts will be paid on the Convertible Preferred Securities. The payment of distributions out of moneys held by the Trust, and payments on liquidation of the Trust or the redemption of Convertible Preferred Securities, as set forth below, are guaranteed by IFG (the "Guarantee") to the extent described herein and under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Convertible Preferred Securities only if and to the extent the Trust has funds available therefor, which will not be the case unless IFG has made a (CONTINUED ON NEXT PAGE)


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         See "Risk Factors" commencing on page P-6 of this Prospectus for certain information relevant to an investment in the Convertible Preferred Securities, including the period and circumstances during and under which payments of distributions on the Convertible Preferred Securities may be deferred and the related United States federal income tax consequences of such deferral.

         No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering made by this Prospectus, and any information or representations not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities to which this Prospectus relates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

         Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is December , 1996.

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(CONTINUED FROM PREVIOUS PAGE)


payment of interest or principal or other payments on the Convertible Subordinated Debt Securities held by the Trust as its sole asset. IFG's obligations under the Guarantee, taken together with its obligations under the Convertible Subordinated Debt Securities and the Indenture (as defined herein) and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), constitute a full and unconditional guarantee by IFG of amounts due on the Convertible Preferred Securities. See "Effect of Obligations Under the Convertible Subordinated Debt Securities and the Guarantee" and "Description of the Guarantee."

         The obligations of IFG under the Guarantee are subordinate and junior in right of payment to all other liabilities of IFG and will rank pari passu with the most senior preferred stock issued by IFG from time to time, if any, and with any guarantee that may be entered into by IFG in respect of any preferred stock of any subsidiary or affiliate of IFG. If IFG does not make principal or interest payments on the Convertible Subordinated Debt Securities, the Trust will not have sufficient funds to redeem or make distributions on the Convertible Preferred Securities, in which event holders of the Convertible Preferred Securities would not be able to rely on the Guarantee for payment of such redemptions or distributions until the Trust has sufficient funds available therefor. The obligations of IFG under the Convertible Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of IFG. Among other forms of indebtedness, borrowings pursuant to the Revolving Credit Facility (as defined herein), which provides for borrowings up to $200 million, would constitute Senior Indebtedness, as would renewals and replacements thereof and additional loans. At September 30, 1996, IFG had Senior Indebtedness of approximately $187.7 million (excluding accrued interest), and IFG's consolidated subsidiaries had indebtedness and other liabilities of approximately $47.6 million, to which the Convertible Subordinated Debt Securities would effectively be subordinate. As of September 30, 1996, on a pro forma basis giving effect to the completion of the Original Offering and the use of the net proceeds therefrom, IFG would have had $43.2 million in Senior Indebtedness, (excluding accrued interest) and IFG's consolidated subsidiaries would have had indebtedness and other liabilities of approximately $47.6 million.

         So long as IFG shall not be in default under the Convertible Subordinated Debt Securities, IFG has the right to defer payments of interest on the Convertible Subordinated Debt Securities by extending the interest payment period on the Convertible Subordinated Debt Securities, at any time, for up to 20 consecutive quarters (each, an "Extension Period"). If interest payments are so deferred, distributions on the Convertible Preferred Securities also will be deferred. Despite such deferral, during an Extension Period distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law) at an annual rate of 6 1/2% per annum, compounded quarterly, and during any Extension Period, holders of Convertible Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions attributable to such deferred income. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Subordinated Debt Securities. Accrued interest will not be paid on the Convertible Subordinated Debt Securities that are converted; provided, however, that if a Convertible Subordinated Debt Security is converted on or after a record date for payment of interest thereon, the interest payable on the related payment date with respect to such Convertible Subordinated Debt Securities shall be paid to the Trust (which will distribute such interest to the holder of the converted Convertible Preferred Securities as of the record date) or other holder of Convertible Subordinated Debt Securities as of the record date, as the case may be, despite such conversion. See "Description of the Convertible Subordinated Debt Securities--Option to Extend Interest Payment Period," "Risk Factors--Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences--Original Issue Discount, Premium and Market Discount." In the event of any such deferral of interest payments, the holders of the Convertible Preferred Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

         The Convertible Subordinated Debt Securities are redeemable at the option of IFG (in whole or in part) from time to time, on or after November 1, 1999 or at any time in certain circumstances upon the occurrence of

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a Tax Event (as defined herein). If IFG redeems Convertible Subordinated Debt
Securities, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debt Securities so redeemed at the prices set forth herein (the "Redemption Price") plus accrued and unpaid distributions thereon to the date fixed for redemption. See "Description of the Convertible Preferred Securities--Redemption." In addition, upon the occurrence of a Special Event (as defined herein) arising from a change in law or a change in legal interpretation, unless the Convertible Subordinated Debt Securities are redeemed in the limited circumstances described below and subject to certain conditions, the Trust may be dissolved (with the consent of IFG) with the result that the Convertible Subordinated Debt Securities would be distributed (with the consent of IFG) to the holders of the Convertible Preferred Securities, on a pro rata basis, in lieu of any cash distribution. If IFG declines to consent to such dissolution and distribution, IFG may incur an obligation to pay Additional Interest (as defined herein). See "Description of the Convertible Subordinated Debt Securities--Additional Interest." In the case of the occurrence of a Special Event that is a Tax Event, IFG will have the right in certain circumstances to redeem the Convertible Subordinated Debt Securities at 100% of the principal amount thereof plus accrued and unpaid interest thereon, which would result in the redemption by the Trust of Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debt Securities so redeemed, on a pro rata basis. The outstanding Convertible Preferred Securities will be redeemed upon maturity of the Convertible Subordinated Debt Securities. The Convertible Subordinated Debt Securities mature on September 30, 2016. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Subordinated Debt Securities." The Convertible Subordinated Debt Securities purchased by the Trust may be subsequently distributed pro rata to holders of the Convertible Preferred Securities and Common Securities in connection with the dissolution of the Trust, upon the occurrence of certain events.

         In the event of the voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, after satisfaction of creditors of the Trust, if any, the holders of the Convertible Preferred Securities will be entitled to receive, for each Convertible Preferred Security, a liquidation amount of $50 plus accrued and unpaid distributions thereon (including interest, if any, thereon) to the date of payment, unless in connection with such liquidation, dissolution, winding-up or termination the Convertible Subordinated Debt Securities are distributed to the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Liquidation Distribution Upon Termination."


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain of the matters discussed under the captions "Risk Factors," "The Company," and elsewhere in this Prospectus may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 (the "Reform Act") and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the United States Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. They are also available through the Commission's World Wide Web site (http://www.sec.gov). The Common Stock is traded on the New York Stock Exchange. Reports and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         No separate financial statements of the Trust have been included herein. Insignia does not consider that such financial statements would be material to holders of Convertible Preferred Securities because (i) all of the voting securities of the Trust are owned by Insignia, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Convertible Subordinated Debt Securities issued by Insignia and
(iii) the Guarantee, when taken together with the Company's obligations under the Convertible Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligation to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. See "The Trust," "Description of the Convertible Subordinated Debt Securities" and Description of the Guarantee."

         This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Insignia with the Commission under the Securities Act with respect to the securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Insignia, the Trust and the securities offered hereby. Although summaries of and certain statements concerning documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996;
(iii) the proxy statement for the Company's Annual Meeting of Stockholders held on May 23, 1996; (iv) the Company's Current Reports on Form 8-K dated September 1, 1995, January 19, 1996, January 29, 1996, July 1, 1996,
July 1, 1996, December 9, 1996, December 10, 1996 and December 10, 1996 and Form 8-K/A dated September 13, 1996; (v) the combined consolidated financial statements of NPI Property Management Corporation, Inc., National Property Investors, Inc. and NPI-CL Management L.P. contained in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 1, 1995, as amended by Amendment No. 1 to Form S-3 filed on September 19, 1995, and the final prospectus filed pursuant to Rule 424(b) on October 13, 1995; and (v) the description of the Common Stock contained in Insignia's Registration Statement on Form 8-A, dated
September 19, 1995, on Form


                                      P-5


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8-A/A(1) dated October 3, 1995 and on Form 8-A/A(2) dated June 21, 1996. All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written request of such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be delivered to John K. Lines, General Counsel and Secretary, Insignia Financial Group, Inc., One Insignia Financial Plaza, P.O. Box 1089, Greenville, South Carolina 29602 or by telephone at (864) 239-1000.


                                  RISK FACTORS

         PROSPECTIVE PURCHASERS OF CONVERTIBLE PREFERRED SECURITIES SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE SUBORDINATED DEBT SECURITIES

         IFG's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of IFG and pari passu with the most senior preferred stock issued by IFG from time to time, if any, and with any guarantee that may be entered into by IFG in respect of any preferred stock of any subsidiary or affiliate of IFG. The obligations of IFG under the Convertible Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of IFG. No payment of principal of (including redemption payments), premium, if any, or interest on the Convertible Subordinated Debt Securities may be made if (a) any Senior Indebtedness of IFG is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or ceasing to exist or (b) the maturity of any Senior Indebtedness has been accelerated because of a default. At September 30, 1996, IFG had Senior Indebtedness of approximately $187.7 million (excluding accrued interest), and IFG's consolidated subsidiaries had indebtedness and other liabilities of approximately $47.6 million. Because IFG's subsidiaries have not guaranteed payment of the Convertible Subordinated Debt Securities, claims of holders of Convertible Preferred Securities are effectively subordinate to the claims of creditors of such subsidiaries, including trade creditors. As of September 30, 1996, on a pro forma basis giving effect to the completion of the Original Offering and the use of the net proceeds therefrom, IFG would have had $43.2 million in Senior Indebtedness (excluding accrued interest), and IFG's consolidated subsidiaries would have had indebtedness and other liabilities of approximately $47.6 million. There are no terms in the Convertible Preferred Securities, the Convertible Subordinated Debt Securities or the Guarantee that prohibit or limit the ability of IFG or its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Subordinated Debt Securities or the Guarantee. See "Description of the Guarantee" and "Description of the Convertible Subordinated Debt Securities--Subordination."

RIGHTS UNDER THE GUARANTEE

         The Guarantee guarantees to the holders of the Convertible Preferred Securities the payment of (i) any accrued and unpaid distributions which are required to be paid on the Convertible Preferred Securities, to the extent the Trust shall have funds available therefor, (ii) the Redemption Price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent the Trust has funds available therefor, with respect to any

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Convertible Preferred Securities called for redemption by the Trust and (iii)
upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Subordinated Debt Securities to the holders of Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of payment thereof, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Convertible Preferred Securities in liquidation of the Trust. Holders of the Convertible Preferred Securities have the right to proceed directly against IFG to enforce IFG's obligations to make payments under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee (as defined herein) or any other person or entity. If IFG were to default in its obligation to pay amounts payable on the Convertible Subordinated Debt Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and in such event holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Convertible Preferred Securities would rely on the enforcement by the Property Trustee (as defined herein) of its rights as registered holder of the Convertible Subordinated Debt Securities against IFG, pursuant to the terms of the Convertible Subordinated Debt Securities. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Convertible Subordinated Debt Securities--Subordination." The Declaration provides that each holder of Convertible Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

         If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Convertible Preferred Securities would rely on the enforcement by the Property Trustee of its rights as the holder of the Convertible Subordinated Debt Securities against IFG. In addition, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Subordinated Debt Securities. If a Declaration Event of Default occurs that results from the failure of IFG to pay principal of or interest on the Convertible Subordinated Debt Securities when due, during the continuance of such an event of default a holder of Convertible Preferred Securities may institute a legal proceeding directly against IFG to obtain payment to such holder of such principal or interest on Convertible Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities owned of record by such holder. In addition, if the Property Trustee fails to enforce its rights as holder of the Convertible Subordinated Debt Securities for 30 days after a request therefor by a holder of Convertible Preferred Securities to the fullest extent permitted by law, such holder may proceed to enforce such rights directly against IFG. The holders of Convertible Preferred Securities will not be able to exercise directly against IFG any other remedy available to the Property Trustee unless the Property Trustee first fails to do so. See "Description of the Convertible Preferred Securities--Declaration Events of Default;" and "--Voting Rights."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         Should IFG exercise its right under the Indenture to defer payments of interest by extending the interest payment period, each holder of Convertible Preferred Securities will continue to accrue income (as original issue discount) for United States federal income tax purposes in respect of the deferred interest allocable to its Convertible Preferred Securities, which will be allocated, but not distributed, to holders of record of Convertible Preferred Securities. As a result, holders of Convertible Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive cash from the Trust related to such income if such holder disposes of its Convertible Preferred Securities prior to the record date for the date on which distributions of such amounts are made. IFG has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debt Securities. However, should IFG determine to exercise such right in the future, the market price of the Convertible Preferred Securities is likely to be affected. A holder that disposes of its Convertible Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities. In addition, as a result of the existence of IFG's right to defer interest payments, the market price of the Convertible Preferred Securities (which represent a preferred undivided beneficial interest in the Convertible Subordinated Debt Securities) may be more volatile than other securities on which original issue discount accrues that are not subject to such right. See "Certain United States Federal Income Tax Consequences--Original Issue Discount, Premium and Market Discount."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

         Upon the occurrence of a Special Event, the Trust may be terminated (with the consent of IFG), except in the limited circumstances described below, with the result that the Convertible Subordinated Debt Securities would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. If IFG declines to consent to such termination and distribution, IFG may incur an obligation to pay Additional Interest. In the case of a Special Event that is a Tax Event, in certain circumstances IFG shall have the right to redeem the Convertible Subordinated Debt Securities, in whole or in part, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Subordinated Debt Securities are redeemed. If (i) the Trust is terminated and the Convertible Subordinated Debt Securities are distributed to the holders of the Trust Securities or (ii) IFG exercises its right to redeem the Convertible Subordinated Debt Securities, either such occurrence would constitute an event of default under the Revolving Credit Facility. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" and "Certain United States Federal Income Tax Consequences."

         Under current United States federal income tax law, a distribution of the Convertible Subordinated Debt Securities upon the termination of the Trust would not be a taxable event to holders of the Convertible Preferred Securities. Interest payments on Convertible Subordinated Debt Securities held by a United States Alien Holder (as defined herein) would be subject to withholding for U.S. income taxes at a rate of 30%. Upon occurrence of a Tax Event, however, a termination of the Trust in which holders of the Convertible Preferred Securities receive cash would be a taxable event to such holders. Liquidation of the Trust and redemption of the Convertible Preferred Securities would constitute a default under the Revolving Credit Facility. See "Certain United States Federal Income Tax Consequences--Receipt of Convertible Subordinated Debt Securities or Cash upon Liquidation of the Trust."

         There can be no assurance as to the market prices for the Convertible Preferred Securities, or the Convertible Subordinated Debt Securities that may be distributed in exchange for Convertible Preferred Securities if a termination of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, or the Convertible Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Subordinated Debt Securities upon the occurrence of a Special Event, prospective purchasers of Convertible Preferred Securities also are making an investment decision with regard to the Convertible Subordinated Debt Securities and should carefully review all the information regarding the Convertible Subordinated Debt Securities and the Company contained herein. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Subordinated Debt Securities."

PROPOSED TAX LEGISLATION

         On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for United States federal income tax purposes certain debt instruments with a maximum term of more than 20 years and (ii) disallow interest deductions on certain convertible debt instruments or defer interest deductions on certain debt instruments issued with original issue discount. The Proposed Legislation is proposed to be effective for debt instruments issued on or after December 7, 1995; however, if enacted in its current proposed form, it would not cause the Convertible Subordinated Debt Securities to be treated as equity for United States federal income tax purposes since the maximum term of the Convertible Subordinated Debt Securities will not exceed 20 years and should not affect IFG's ability to deduct interest payments on the Convertible Subordinated Debt Securities.

         On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Subordinated Debt Securities since they would be issued prior to the date of any "appropriate Congressional action" or otherwise qualify for transitional relief. However, there can be no assurances that the effective date guidance contained in the Joint Statement will be incorporated in the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Subordinated Debt Securities. If legislation were enacted that adversely affects the tax treatment of the Convertible Subordinated Debt Securities, there could be a distribution of the Convertible Subordinated Debt Securities to holders of the Convertible Preferred Securities or, in certain circumstances, the redemption of the Convertible Subordinated Debt Securities by IFG and the distribution by the Trust of the resulting cash in redemption of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities Special Event Redemption or Distribution."

LIMITED VOTING RIGHTS

         Holders of Convertible Preferred Securities have limited voting rights, primarily in connection with directing the activities of the Property Trustee as the holder of the Convertible Subordinated Debt Securities. Such holders are not entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Company Trustees, which voting rights are vested exclusively in IFG as the holder of the Common Securities. See "Description of the Convertible Preferred Securities--Voting Rights."

ABSENCE OF TRADING MARKET FOR THE CONVERTIBLE PREFERRED SECURITIES

         There is no existing trading market for the Convertible Preferred Securities and there can be no assurance as to the liquidity of any such market that may develop, the ability of the holders of Convertible Preferred Securities to sell such securities, the price at which the holders of Convertible Preferred Securities would be able to sell such securities or whether a trading market, if it develops, will continue. If such a market were to exist, the Convertible Preferred Securities could trade at prices higher or lower then their liquidation amount, depending on many factors, including prevailing interest rates, the market for similar securities and the operating results of the Company. In the event that the Convertible Subordinated Debt Securities are distributed by the Trust to the holders of the Convertible Preferred Securities, the preceding considerations would be equally applicable to the Convertible Subordinated Debt Securities.

TRADING PRICE OF CONVERTIBLE PREFERRED SECURITIES

         The Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debt Securities. A holder disposing of Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Subordinated Debt Securities through the date of disposition in income as ordinary income (i.e., OID (as defined herein)), and to add such amount to the adjusted tax basis in the holder's Convertible Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences--Original Issue Discount, Premium and Market Discount" and "--Sale of Convertible Preferred Securities."

DEPENDENCE ON MANAGEMENT AGREEMENTS

         Insignia is substantially dependent on revenues received for services under property and asset management agreements. On a pro forma basis giving effect to the consummation of the ESG and Paragon (as such terms are defined herein) acquisitions, for the nine months ended September 30, 1996, revenues from property and asset management agreements constituted approximately 95% of total revenues, and, as of such date, property and asset management agreements constituted approximately 28% of Insignia's total assets. There can be no assurance that Insignia will be able to maintain all such agreements. In particular, a majority of agreements with non-affiliated parties have terms of one year, and many are cancelable by the property owner on as little as 30 to 60 days' notice. Approximately 78% of Insignia's pro forma revenues for the nine months ended September 30, 1996, giving effect to such acquisitions as if effected at the beginning of such period, were derived from fees for services provided to entities not controlled by Insignia or Metropolitan Asset Enhancement, L.P. (together with its subsidiaries, "MAE"). MAE is an entity in which Insignia holds a 19.1% limited partner interest and the general partner of which is owned by Andrew L. Farkas, the Chairman of the Board, Chief Executive Officer and President of Insignia. The loss of a substantial number of management agreements could have a material adverse effect on Insignia.

         After giving pro forma effect to the ESG and Paragon acquisitions, approximately 6% of Insignia's pro forma revenues during the nine months ended September 30, 1996 were derived from services performed for properties controlled by a single client, The Balcor Company ("Balcor"). Insignia purchased the right to manage such properties in 1994 and has contractual arrangements with Balcor that are intended to reduce the likelihood that such management agreements will be terminated. As of September 30, 1996, the Company managed approximately 178 properties, comprising approximately 30,200 units of multifamily residential housing and 11.0 million square feet of commercial space, associated with that acquisition (44 of the properties, comprising approximately 1,600 units of multifamily residential housing and
4.9 million square feet of commercial space, are not controlled by Balcor). Insignia also manages 6.1 million square feet of commercial space in properties controlled by Balcor which produced $3.2 million in revenues for the nine months ended September 30, 1996. The Company believes such properties will be sold in the near future.

         During the first quarter of 1996, Balcor announced its intention to sell a significant number of its properties. In connection with the potential sales of such properties, Balcor has entered into agreements with the Company to provide additional services (the "Advisory Agreements"), including collection of data, the preparation of materials for potential purchasers, and assistance with regard to transition plans. The Advisory Agreements have an initial term of one year and provide for fees to be paid to the Company if and when a property is sold (the "Advisory Fees"), regardless of whether or not the purchaser retains the Company to continue to manage the property. If all sales were consummated for the properties that Balcor is marketing, approximately $14.4 million in annual revenues would be lost while approximately $14.7 million in Advisory Fees would be collected. Through September 30, 1996, 48 properties comprising 14,800 units producing $4.9 million in annual management fees have been sold, with Advisory Fees received or due aggregating $4.6 million. There are proposed sales of an additional 113 properties comprising 25,800 units and 3.3 million square feet of commercial space which generate approximately $9.5 million in annual management revenues and which would produce Advisory Fees of $10.1 million. The completed and proposed sales are included in the totals mentioned above. Management believes that the unamortized purchase price relating to properties managed for Balcor properly reflects the asset value and that no impairment exists.

         The number and timing of property sales by Balcor during the term of the Advisory Agreements cannot be predicted. Therefore, the Company cannot estimate with any reasonable accuracy the amount of any Advisory Fees it may receive, the reduction of its management fees or the amount of unamortized purchase price to be written off. The Company expects that any potential impact to its EBITDA in 1996 from potential property sales and resulting terminations of the Company's management agreements would not be material. However, revenues lost and not replaced through acquisitions of incremental third party servicing would fully impact 1997 EBITDA.

         On a pro forma basis giving effect to the consummation of the ESG and Paragon acquisitions, approximately 16% of Insignia's revenues for the nine months ended September 30, 1996 were derived from fees for services provided to entities controlled by MAE. MAE and Insignia are parties to an agreement governing the structuring of acquisitions and other aspects of their relationship. MAE has agreed to (i) retain Insignia for a substantial term as property manager for all properties currently controlled by MAE or of which MAE acquires control, subject to its fiduciary duties and certain other exceptions, and (ii) make certain payments to Insignia on any disposition by MAE of its assets. However, there can be no assurance that such payments will adequately compensate Insignia for the loss of management agreements that may result from any properties being sold by MAE.

RISKS ASSOCIATED WITH ACQUISITIONS

         Insignia's growth since its inception in 1990 has been based principally upon the acquisition of portfolios of general partner interests in real estate limited partnerships and the provision by Insignia of management and related services to such partnerships. Since its inception, Insignia and its affiliates have acquired control of, or management rights to, 32 portfolios of properties. The Company's ability to expand successfully through acquisitions depends on many factors, including the successful identification and acquisition of businesses and management's ability effectively to integrate the acquired businesses. The future growth of Insignia will be dependent in part upon the ability of Insignia or MAE to acquire control of real estate entities at favorable prices and upon favorable terms and conditions, and to continue to manage such entities and the properties they own on a profitable basis. In addition, with respect to a limited portion of the managed portfolio, lenders may foreclose upon properties which are unable to service their mortgage indebtedness. In such event, there can be no assurance that Insignia will retain the contracts to manage such properties.

         Acquisitions entail risks that investments will fail to perform in accordance with expectations, and that business judgments with respect to a property's revenues, operating expenses, and costs of improvements and the Company's ability to restructure and benefit from restructurings, will prove inaccurate. Acquisitions also involve the risks of the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies, the amortization of acquired intangible assets and the potential loss of key employees, each of which could adversely affect the Company's operating results. In addition, the success of any completed acquisition will depend in part on the Company's ability effectively to integrate any acquired businesses into the Company.

         There can be no assurance that future acquisition opportunities, if any, can be consummated on favorable terms, that Insignia will be successful in acquiring or integrating any businesses or in restructuring the liabilities of any such entities, or that any such acquisition will enhance the Company's business.

         On a pro forma basis giving effect to the completion of the Original Offering and the use of the net proceeds therefrom, at September 30, 1996 the Company had $161.4 million in funds available under its agreement with First Union National Bank of South Carolina and an affiliate of Lehman Brothers Inc. with respect to a revolving credit facility (the "Revolving Credit Facility") for acquisitions and its working capital needs, but there can be no assurance that Insignia's financing resources will be sufficient to finance future acquisitions, if any. First Union National Bank of South Carolina serves as the Debt Trustee, the Property Trustee, and the Guarantee Trustee and is an affiliate of First Union Bank of Delaware, the Delaware Trustee. Lehman Brothers Inc. is one of the Initial Purchasers. To the extent the Company issues shares of its Common Stock or rights to acquire shares of its Common Stock in connection with any such acquisitions, the ownership of existing stockholders will be diluted.

POTENTIAL CONFLICTS OF INTEREST; DEPENDENCE UPON AND CONTROL BY ANDREW L. FARKAS

         Andrew L. Farkas, the Chairman, President and Chief Executive Officer of Insignia, may be deemed to be in control of each of Insignia, MAE, and certain significant stockholders of the Company. Insignia has in the past engaged, and expects in the future to engage, in certain transactions with each of such affiliated entities. Such transactions could result in actual or potential conflicts of interest between Insignia, on the one hand, and Mr. Farkas, MAE, or such stockholders, as the case may be, on the other hand. In addition, conflicts may arise between Insignia and the partnerships in which MAE is a general partner, particularly with respect to determinations of whether to dispose of properties. Insignia has entered into agreements with MAE and Mr. Farkas to address certain of such potential conflicts. Insignia also has a policy that all transactions with affiliates shall be on terms no less favorable to Insignia than could be obtained from an unaffiliated party and must be approved by either a majority of independent directors or the Audit Committee of the Board of Directors. There are no other formal procedures for resolving such conflicts.

         As of December 1, 1996, Mr. Farkas beneficially owned approximately 28.4% of the outstanding Common Stock. Accordingly, Mr. Farkas will continue to be able to exercise a controlling influence over the business and affairs of Insignia, including, but not limited to, having sufficient voting power to substantially control the election of the entire Board of Directors of Insignia and, in general, substantially to determine the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations, or the sale of substantially all of Insignia's assets or preventing or causing a change in the control of Insignia.

         Insignia is dependent upon the continued services of Mr. Farkas. Mr. Farkas expects to continue to devote substantially all of his time to Insignia and MAE. The loss of Mr. Farkas's services could have a material adverse effect upon the business and financial condition of Insignia. Mr. Farkas has entered into an employment agreement with Insignia, expiring September 1, 1998, providing for, among other things, an agreement not to compete with Insignia during his employment and for a period of one year thereafter. Insignia maintains a $10 million key man life insurance policy on Mr. Farkas.

         Insignia is required to make certain payments to Mr. Farkas in the event of certain changes in control which may constitute excess parachute payments and would not be deductible by Insignia for income tax purposes. In addition, Insignia may not be permitted to deduct for income tax purposes that portion of an executive's compensation which exceeds $1 million in any year, excluding certain performance based compensation. There can be no assurance that Insignia will be able to deduct the entire amount earned by Mr. Farkas in any year.

DEPENDENCE ON PROPERTY PERFORMANCE

         Insignia's revenues from property management services are generally percentages of aggregate rent collections from the properties. Accordingly, the continued success of Insignia will be dependent in large part upon the performance of the properties it manages. Such performance in turn will depend in part upon the ability of Insignia to attract and retain creditworthy tenants, the magnitude of defaults by tenants under their respective leases, Insignia's ability to control operating expenses (many of which are subject to various contingencies), governmental regulations, local rent control or stabilization ordinances which are or may be put into effect, various uninsurable risks, financial conditions prevailing generally and in the areas in which such properties are located, the nature and extent of competitive properties in the areas where such properties are located, and the real estate market generally.

RISKS RELATED TO INVESTMENT IN LIMITED PARTNER INTERESTS

         The Company owns significant limited partner interests in 28 different real estate limited partnerships (the "Partnerships") directly or indirectly through wholly owned subsidiaries and joint ventures. The Company's limited partner interests, including the Company's interests in two limited partnerships which are consolidated in Insignia's financial statements, represent approximately 29% of the book value of the Company's assets at September 30, 1996. All of such limited partnerships own residential, and in some cases commercial, properties.

         Limited partner interests are subject to varying degrees of risk incident to the ownership and operation of commercial and residential real estate, including possible environmental liabilities. See "--Possible Environmental Liabilities." The success of an investment in a real estate limited partnership will depend on factors such as general economic conditions, both on a national basis and in those areas where a limited partnership's properties are located, the availability and costs of borrowed funds, real estate tax rates, construction and property management costs, federal and state income tax laws, operating expenses, energy costs, and government regulations. Typically, properties held by the limited partnerships are subject to mortgages and the loss of a property through foreclosure could adversely affect the value of a limited partnership interest. In addition, numerous properties compete for tenants with the properties owned by the limited partnerships in which the Company has limited partner interests.

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



         No active market for limited partner interests in the Partnerships exists, none is expected to develop, and such interests are typically only transferable at significant discounts to underlying value. The Company may be limited in its ability to vary its portfolio promptly in response to changes in economic or other conditions. The price to be paid for additional limited partner interests may need to be increased, and the percentage of such interests to be acquired decreased, in response to competing offers for such interests that may be made.

         The Company participates with other entities in ownership of limited partner interests through partnerships and joint ventures. Partnership and joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that such partners or co-venturers might at any time have business interests or goals inconsistent with the business interests or goals of the Company and that such partners or co-venturers may be in a position to take action contrary to the Company's instructions, requests, policies, or objectives. The Company will, however, seek to maintain sufficient influence over such partnerships or joint ventures to permit the Company's business objectives to be achieved. The Company currently owns limited partner interests in six real estate limited partnerships in which MAE is the general partner. There can be no assurance that MAE will not transfer to a third party its general partner interests in those partnerships or that MAE will not take actions contrary to the Company's interests with respect to those partnerships. See "--Potential Conflicts of Interests."


POTENTIAL ALTERNATIVE STRUCTURING OF REAL ESTATE INVESTMENTS

         The Company actively is exploring a structure whereby its multifamily real estate investment and ownership activities would (a) qualify for United States federal income tax purposes as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and (b) obtain equity and debt capital from parties other than Insignia to expand these activities.

         In this regard, Insignia formed Insignia Properties Corporation, a Delaware corporation and wholly-owned subsidiary, in January 1996 and Insignia Properties Trust, a Maryland real estate investment trust ("IPT"), in April 1996, with the intention of implementing a series of transactions that would result in substantially all of the Company's real estate limited partner interests in real estate limited partnerships being conveyed to an entity that would intend to qualify as a REIT. As of the date of this Prospectus, the Company is actively preparing to raise capital through the private placement of securities in IPT. Such transaction would be structured such that the Company would continue to own and control a majority interest in IPT. In addition, the Company has had discussions with the management of Angeles Mortgage Investment Trust, a publicly-traded California business trust and REIT ("AMIT"), regarding a potential business combination transaction with IPT and has acquired the beneficial ownership of approximately 6.0% of the Class A shares of AMIT. These discussions principally have involved whether general and limited partner interests owned by Insignia in certain partnerships which own real property could be transferred, through a merger or otherwise, to AMIT in exchange for securities in AMIT. The Company, however, has no plans otherwise to dispose of its interests in such partnerships.

         There can be no assurance that the transactions that are currently contemplated and that are discussed herein in connection with the proposed REIT transaction will be consummated or, if consummated, that they will be consummated on the terms described herein.


TENDER OFFER LITIGATION

         Since the latter part of 1994, Insignia, through various subsidiaries, has acquired limited partner interests in real estate limited partnerships through public tender offers. Insignia believes that there continue to be opportunities to acquire limited partner interests and it may acquire such interests through future public tender offers. Tender offers often result in competing tender offers, as well as litigation initiated by limited partners in the subject partnerships or by competing bidders. In some of its tender offers, Insignia has faced competing offers and litigation which alleged breaches of the federal securities laws and breaches of fiduciary duties by Insignia.

Due to the inherent uncertainty of litigation, the Company could be subject to adverse judgments in substantial amounts. Litigation costs and competing offers are factors considered by the Company prior to initiating tender offers. Insignia has settled all litigation brought against it in connection with tender offers made by it with the exception of certain litigation in connection with tender offers for limited partner interests in limited partnerships controlled by Balcor.

COMPETITION FOR PERSONNEL

         The continued success of Insignia's residential and commercial property management business will depend, in part, on Insignia's ability to maintain its experienced management team and to attract additional managers as Insignia's property management business expands. Insignia believes that there is currently a shortage of qualified property management personnel. To maintain and attract qualified individuals, Insignia may be required to increase substantially the compensation to property managers.

POSSIBLE ENVIRONMENTAL LIABILITIES

         Under various federal and state environmental laws and regulations, a current or previous owner or operator of a real estate property may be required to investigate and clean up certain hazardous or toxic substances or petroleum product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. There can be no assurance that Insignia, or any assets owned or controlled by Insignia, currently are in compliance with all of such laws and regulations, or that Insignia will not become subject to liabilities that arise in whole or in part out of any such laws, rules, or regulations. Moreover, there can be no assurance that any of such liabilities to which Insignia may become subject will not have a material adverse effect upon the business or financial condition of Insignia.

         Except for (i) environmental audits of approximately 240 properties conducted in connection with various refinancings and reviews of sellers' files with respect to environmental matters in connection with certain acquisitions and (ii) Phase I audits of properties owned by National Property Investors, Inc. and certain affiliates and related partners in which Insignia acquired limited partner interests (and certain other investigations in the case of certain such properties), Insignia has not undertaken any review, on a property-by-property basis, of the extent of the presence of asbestos or other environmental risks at any of its owned or controlled properties, the remedial or other requirements of state and local environmental laws, rules, and regulations in each of the jurisdictions in which such properties are located, or the costs of any required remedial work. Although the results of all but a few of the Company's audits did not require any material remedial work, there can be no assurance that remedial work may not be required at these or other properties. Most of the structures situated upon such properties were constructed prior to 1978, in a period when the use of asbestos in the construction of structures similar to those situated upon such properties was common. The presence of asbestos or other environmental risks at any of such properties could result in the incurrence of significant cleanup costs therefor by Insignia or partnerships in which it owns interests or the incurrence of toxic tort claims against Insignia or partnerships in which it owns interests.

         There can be no assurance that Insignia will not experience difficulty in reselling real estate assets owned by partnerships or refinancing any indebtedness secured by their respective assets as a result of the presence of asbestos or other environmental risks on the properties, lose its management contracts with respect to such properties, or become subject to costs and litigation relating to the presence of asbestos or other environmental risks on such properties that will have a material adverse effect upon the business or financial condition of Insignia or any of its affiliates.

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POSSIBLE LOSS OF HUD APPROVAL; RESTRUCTURING OF HUD

         Approximately 17% of the residential units which Insignia managed at September 30, 1996 were housing projects financed under various government programs administered by the United States Department of Housing and Urban Development ("HUD"). As a result, certain aspects of Insignia's operations are subject to regulation by HUD. For the nine months ended September 30, 1996, revenues from the management of HUD regulated or subsidized units constituted approximately 7% of Insignia's total pro forma revenues giving effect to the Paragon and ESG acquisitions. If Insignia were to lose its qualification to manage HUD properties, Insignia could be precluded from obtaining HUD contracts, could lose the contracts to manage some or all of the HUD properties then managed, or could be subject to fines or other penalties, depending on the reason for such loss of qualification. Such results could have a material adverse effect on Insignia's business or financial condition.

         As of the date of this Prospectus, Congress is considering various proposals to reorganize and restructure certain of HUD's housing assistance programs. One proposal calls for the elimination of HUD by terminating, privatizing, and transferring its functions. Another proposal contemplates that, rather than providing specific project-based subsidies, HUD would give qualified participants vouchers to use at the property of their choice. Since the value of such a voucher would be fixed, participants electing to move from their present apartment complex would have to pay the difference between such voucher value and the rent at an alternative property. Due to a relative lack of amenities in most HUD projects, residents (if they could afford the price differential) might be inclined to move from such projects into complexes with more amenities. If such residents could not be replaced, the occupancy level or rental rates of such project could be affected and, accordingly, the management fee paid to the property manager could be reduced. The current proposals with regards to the reorganization are not sufficiently specific to determine their actual impact, if any, on management fee revenue paid to Insignia by HUD properties. There can be no assurance that the proposed changes would not have a material adverse impact on Insignia's business or financial condition.

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS AND PREEMPTIVE RIGHTS

         Sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock. In addition to the outstanding Common Stock as of September 30, 1996, up to 13,796,232 additional shares of Common Stock may be issued upon exercise of options and warrants granted or to be granted and conversion of outstanding convertible securities, including (i) up to 3,919,994 shares of Common Stock issuable upon exercise of options granted or to be granted pursuant to the Company's 1992 Stock Incentive Plan, as amended, of which 3,422,826 have been granted, (ii) up to 2,921,966 shares of Common Stock issuable on exercise of certain outstanding warrants, (iii) up to 200,000 shares of Common Stock issuable upon conversion of $2 million of convertible notes, (iv) up to 400,000 shares of Common Stock issuable upon exercise of options granted or to be granted pursuant to the Company's Non-Employee Director Stock Option Plan, of which 150,000 have been granted, (v) up to 50,000 shares of Common Stock issuable upon exercise of warrants issued in connection with the Paragon acquisition,
(vi) up to 1,398,612 shares of Common Stock issuable upon exercise of options assumed by IFG in connection with the ESG acquisition and (vii) up to 4,905,660 shares of Common Stock issuable upon conversion of the Convertible Preferred Securities.

         Certain stockholders have certain registration rights with respect to the securities held or which may be acquired by them. Some of such shares are subject to the agreements referred to above. In addition, one stockholder has certain contractual rights to purchase additional shares of Common Stock in connection with certain issuances of voting stock by IFG.


                                   THE TRUST

         The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on October 9, 1996 and the entering into of a Declaration of Trust on

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October 4, 1996. The Trust's purpose is defined in an Amended and Restated
Declaration of Trust, dated as of November 1, 1996 (the "Declaration"), executed by IFG, as sponsor, and the Company Trustees (as defined herein) as of that date. IFG directly has acquired all of the Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities, representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of approximately 55 years, but may terminate earlier as provided in the Declaration.

         The Trust's affairs are conducted by the trustees (the "Company Trustees") appointed by IFG, as holder of the Common Securities. The duties and obligations of the Company Trustees are governed by the Declaration. Pursuant to the Declaration, the number of Company Trustees is initially five. Three of the Company Trustees (the "Regular Trustees") are persons who are employees or officers of, or affiliated with, Insignia. A fourth trustee is a financial institution unaffiliated with the Company that serves as property trustee (the "Property Trustee") under the Declaration. First Union National Bank of South Carolina will act as the Property Trustee until removed or replaced by the holder of the Common Securities. First Union National Bank of South Carolina also will act as indenture trustee under the Guarantee (the "Guarantee Trustee"). See "Description of the Guarantee." The fifth trustee will be a financial institution or an affiliate thereof which maintains a principal place of business or residence in the State of Delaware (the "Delaware Trustee"). First Union Bank of Delaware, an affiliate of First Union National of South Carolina, will act as the Delaware Trustee until removed or replaced by the holder of the Common Securities.

         The Property Trustee holds the title to the Convertible Subordinated Debt Securities for the benefit of the Trust and holders of the Trust Securities and has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Subordinated Debt Securities. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Subordinated Debt Securities for the benefit of the Trust and holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. IFG, as the holder of all the Common Securities, has the right to appoint, remove or replace any Company Trustee and to increase or decrease the number of Company Trustees, provided that the number of Company Trustees shall be at least three, a majority of which shall be Regular Trustees. IFG will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Trust Securities. IFG has agreed that the Property Trustee and any person to whom such fees, expenses, debts and obligations are owed will have the right to enforce IFG's obligations in respect of such fees, expenses, debts and obligations directly against IFG without first proceeding against the Trust. See "Description of the Convertible Preferred Securities--Expenses and Taxes."

         The financial statements of the Trust will be consolidated with Insignia's financial statements, and in the event that the Trust obtains an exemption from the periodic reporting requirements of the Exchange Act pursuant to the Commission's Staff Accounting Bulletin 53, the Trust will not file separate financial statements under the Exchange Act and the Company's future filings under the Exchange Act will (i) present the Trust's securities as a separate line item on the balance sheet entitled "Company-Obligated Mandatorily Redeemable Convertible Preferred Securities of a Subsidiary Trust;" (ii) state in a footnote to the financial statements that the sole assets of the Trust are the Convertible Subordinated Debt Securities with an aggregate principal amount of approximately $154.1 million, which bear interest at the rate of 6 1/2% per annum and mature on September 30, 2016; and
(iii) include in an audited footnote to the financial statements disclosure that (a) the Trust is wholly-owned; (b) the sole assets of the Trust are the Convertible Subordinated Debt Securities with an aggregate principal amount of approximately $154.1 million, which bear interest at the rate of 6 1/2% per annum and mature on September 30, 2016; and (c) the Guarantee, when taken together with the Company's obligations under the Convertible Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligation to pay costs, expenses, debts and obligations of the Trust, constitutes a full and unconditional guarantee by the Company of the Trust's obligations under the Convertible Preferred Securities.

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



         The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Convertible Preferred Securities."

         The principal place of business of the Trust is c/o Insignia Financial Group, Inc., One Insignia Financial Plaza, P.O. Box 1089, Greenville, South Carolina 29602; Telephone: (864) 239-1000.


                                  THE COMPANY

GENERAL

         Insignia Financial Group, Inc. is a fully integrated real estate services organization specializing in the operation and ownership of securitized real estate assets. According to Commercial Property News and the National Multi-Housing Council, Insignia is the largest property manager in the United States, has been the largest manager of multi-family residential properties since 1992, and is among the largest managers of commercial properties. Insignia's real estate services include property management, providing all of the day-to-day services necessary to operate a property, whether residential or commercial; asset management, including long-term financial planning, monitoring and implementing capital improvement plans, and development and execution of refinancings and dispositions; real estate leasing and brokerage; maintenance and construction services; marketing and advertising; investor reporting and accounting; and investment banking, including assistance in workouts and restructurings, mergers and acquisitions, and debt and equity securitizations. The Company through its subsidiary, Compleat Resource Group, Inc. ("CRG"), markets consumer goods and services to the residents and owners of multi-family properties, including properties which Insignia manages. CRG has formed a strategic alliance with GE Capital - ResCom, L.P. for the purpose of providing long-distance telephone and cable television services.

         Insignia commenced operations in December 1990 and since then has grown to provide property and/or asset management services for over 2,500 properties, which include approximately 283,000 residential units, and approximately 107 million square feet of commercial space, located in over 500 cities in 48 states. Insignia currently provides partnership administration services to approximately 900 limited partnerships having approximately 400,000 limited partners. Insignia also owns limited partner interests (ranging from 4% to 54% of the outstanding interests) in 28 real estate limited partnerships which in the aggregate own 143 properties with approximately 38,100 residential apartment units and approximately 865,000 square feet of commercial space located in 83 cities in 28 states.

         Insignia's principal business strategy is to expand its real estate services business in three primary ways. First, Insignia seeks to acquire, or to have an affiliate acquire, controlling positions in entities that own or control real estate properties, and then, subject to their fiduciary duties, to have such entities engage Insignia to provide services. Second, Insignia seeks to enter into special contractual relationships with non-affiliated third parties that own or control portfolios of real estate properties pursuant to which Insignia will provide management services. Third, Insignia seeks to expand its management of properties that are owned by non-affiliated third parties, such as large insurance companies, banks, government or quasi-government agencies, and other institutional investors and lenders.

         As used in this Prospectus, "IFG" means Insignia Financial Group, Inc. without its subsidiaries, "Insignia" and the "Company" mean IFG together with its subsidiaries and "MAE" means Metropolitan Asset Enhancement, L.P. together with its subsidiaries.

         The Company is a Delaware corporation incorporated in July 1990 and its principal executive offices are located at One Insignia Financial Plaza, P.O. Box 1089, Greenville, South Carolina 29602, and its telephone number is
(864) 239-1000.

RECENT DEVELOPMENTS

  ESG ACQUISITION

         On June 30, 1996, the Company acquired the business and substantially all of the assets of Edward S. Gordon Company, Incorporated and its affiliates ("ESG"), the fourth largest commercial real estate property services firm in the United States. ESG's services include commercial real estate leasing, including tenant and landlord representation, real estate consulting services and commercial real estate brokerage, as well as commercial property management in the New York City metropolitan area. The purchase price was approximately $73.8 million. At closing, ESG managed approximately 25.5 million square feet of commercial space comprised of 57 properties in New York, New Jersey and Connecticut. The ESG acquisition provided Insignia with a substantial presence in the commercial segment of the metropolitan New York City market, which complements its leading presence in the residential segment.

  PARAGON ACQUISITION

         On June 30, 1996, the Company acquired the commercial real estate services business of Paragon Group, Inc. ("Paragon"). The services of the acquired business include commercial property management, leasing and tenant improvement services performed with respect to Paragon properties, as well as brokerage, fee development and real estate consulting services performed for various institutional clients. The purchase price paid was $18.5 million. At closing, the acquired business managed and leased approximately 22 million square feet of commercial space comprised of 166 properties located in 17 states: 12.5 million square feet of office properties, 4.9 million square feet of industrial properties, and 4.5 million square feet of retail properties. This acquisition added substantially to the Company's presence in the Southern California and Dallas markets and provided a substantial presence in the Central Florida market.


                      RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

         For the years ended December 31, 1995, 1994, 1993 and 1992, the ratio of earnings to combined fixed charges and preferred stock dividends was 2.59, 8.29, 6.22 and 3.14, respectively. For the year ended December 31, 1991, earnings were not sufficient to cover combined fixed charges and preferred stock dividends by approximately $353,000. For the nine-month periods ended September 30, 1996 and 1995, the ratio of earnings to combined fixed charges and preferred stock dividends was 1.97 and 2.23, respectively. For the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" is defined as pre-tax income from continuing operations with the following adjustments: Add to pretax income (i) the amount of combined fixed charges and preferred stock dividends (less any capitalized interest and/or preferred stock dividends), (ii) the minority interest in the income of consolidated majority-owned affiliates, and (iii) distributed income of less-than-fifty percent-owned affiliates, net of any undistributed earnings of affiliates accounted for under the equity method. Combined fixed charges and preferred stock dividends consist of interest (whether expensed or capitalized); amortization of debt discount and issuance expense related to any indebtedness; the portion of rental expense that is considered to be representative of interest expense; and any preferred stock dividend requirements of the Company or any majority-owned subsidiaries.


                                USE OF PROCEEDS

         The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. Neither Insignia nor the Trust will receive any proceeds from the sale of the Offered Securities.

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



              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

         The Convertible Preferred Securities have been issued pursuant to the terms of the Declaration. The terms of the Convertible Preferred Securities include those stated in the Declaration. The following summary of the principal terms and provisions of the Convertible Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which is available for inspection at the corporate trust office of the Property Trustee in Columbia, South Carolina and is attached as an exhibit to the Registration Statement of which this Prospectus forms a part) and the Trust Act.

GENERAL

         The Declaration authorizes the Regular Trustees, on behalf of the Trust, to issue the Convertible Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned directly or indirectly by IFG. The Common Securities rank pari passu with the Convertible Preferred Securities, and payments will be made on the Common Securities on a pro rata basis with the Convertible Preferred Securities, except that upon the occurrence and during the continuation of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights to payment of the holders of the Convertible Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee owns and holds the Convertible Subordinated Debt Securities for the benefit of the Trust and the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Convertible Preferred Securities or liquidation of the Trust, are guaranteed by IFG to the extent described under "Description of the Guarantee."

         The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. The Guarantee does not cover payment of distributions on the Convertible Preferred Securities when the Trust does not have sufficient available funds in the Property Account to make such distributions.

FORM, DENOMINATION AND REGISTRATION

         The Convertible Preferred Securities are issued in fully registered form, without coupons.

         Global Certificate; Book-Entry Form. Except as provided below, Convertible Preferred Securities sold in the Original Offering to "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), otherwise than in reliance on Regulation S, were evidenced by one or more global certificates representing Convertible Preferred Securities (collectively, the "Restricted Global Certificate"), which were deposited with the Property Trustee as custodian for DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Convertible Preferred Securities sold to persons who acquired such Convertible Preferred Securities in compliance with Regulation S under the Securities Act ("Non-U.S. Persons") were evidenced by one or more global certificates (collectively, the "Regulation S Global Certificate" and together with the Restricted Global Certificate, the "Global Certificates" or each individually, a "Global Certificate"), which were registered in the name of a nominee of DTC and deposited with the Property Trustee, for the accounts of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel"). The Global Certificates (and any Convertible Preferred Securities issued in exchange therefor) are subject to certain restrictions on transfer set forth therein and in the Declaration and bear the legend regarding such restrictions set forth under "Transfer Restrictions." Except as forth below, record ownership of a Global Certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         A QIB may hold its interests in the Restricted Global Certificate directly through DTC if such QIB is a participant in DTC, or indirectly through organizations which are participants in DTC (the "Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interest in the Restricted Global Certificate to such persons may be limited.

         Beneficial interests in the Restricted Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Certificate only upon receipt by the Property Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or Rule 144A under the Securities Act. Any beneficial interest in one of the Global Certificates that is transferred to a person who takes delivery in the form of an interest in another Global Certificate will, upon transfer, cease to be an interest in such Global Certificate and become an interest in such other Global Certificate and, accordingly, thereafter will be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Certificate for as long as it remains such an interest.

         Investors may hold their interests in the Regulation S Global Certificate through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Investors also may hold such interests through organizations other than Euroclear or Cedel that are Participants in DTC. Euroclear and Cedel will hold interests in the Regulation S Global Certificate on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which in turn, will hold such interests in the Regulation S Global Certificate in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a Global Certificate, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear and Cedel also may be subject to the procedures and requirements of such systems.

         QIBs and Non-U.S. Persons who are not Participants may beneficially own interests in a Global Certificate held by DTC only through Participants, including Euroclear and Cedel, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of a Global Certificate, Cede for all purposes will be considered the sole holder of such Global Certificate. Except as provided below, owners of beneficial interests in a Global Certificate will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered holders thereof.

         Subject to compliance with the transfer restrictions applicable to the Global Certificates described herein and in the Declaration, cross-market transfers between holders of interests in the Restricted Global Certificate, on the one hand, and direct or indirect account holders at a Euroclear or Cedel participant (each, a "Member Organization") holding interests in the Regulation S Global Certificate, on the other hand, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Cedel, as applicable. Such cross-market transactions will require, among other things, delivery of instructions by such Member Organization to Euroclear or Cedel, as the case may be, in accordance with the rules and procedures and within deadlines (Brussels time) established by Euroclear or Cedel, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Cedel, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to owners of beneficial interests in the Global Certificate held by DTC will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices shall be sent to Cede. If less than all of the Convertible Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Participant in such Convertible Preferred Securities in accordance with its procedures.

         Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede's consenting or voting rights to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). IFG and the Trust believe that the arrangements among DTC, Participants and Indirect Participants, and owners of beneficial interests in the Global Certificate held by DTC will enable such beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

         Distribution payments on the Global Certificates will be made to Cede, the nominee for DTC, as the registered owner of the Global Certificates by wire transfer of immediately available funds. Neither IFG, the Property Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         IFG has been informed by DTC that, with respect to any distribution payments on the Global Certificates, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the Convertible Preferred Securities represented by a Global Certificate, as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Convertible Preferred Securities represented by a Global Certificate held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

         Holders who desire to convert their Convertible Preferred Securities into Common Stock pursuant to the terms of the Convertible Preferred Securities should contact their brokers or other Participants or Indirect Participants to obtain information on procedures, including proper forms and cut-off times, for submitting such requests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in Convertible Preferred Securities represented by a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

         Neither IFG nor the Property Trustee (or any registrar, paying agent or conversion agent under the Declaration) will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised IFG that it will take any action permitted to be taken by a holder of Convertible Preferred Securities (including, without limitation, the presentation of Convertible Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Certificate are credited and only in respect of the number of Convertible Preferred Securities represented by the Global Certificate as to which such Participant or Participants has or have given such direction.

         DTC has advised IFG as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchasers. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

         Although DTC, Euroclear and Cedel have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, Euroclear and Cedel, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by IFG within 90 days, IFG will cause the Convertible Preferred Securities to be issued in definitive form in exchange for the Global Certificates. None of IFG, the Property Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear and Cedel, their Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in the Global Certificate.

         Certificated Convertible Preferred Securities. Convertible Preferred Securities sold to investors that are neither QIBs nor Non-U.S. Persons were issued in definitive registered form in minimum denominations of 5,000 Convertible Preferred Securities and integral amounts in excess thereof, and were not and may not be represented by the Global Certificate. In addition, QIBs and Non-U.S. Persons may request that their Convertible Preferred Securities be issued in certificated form, and may request at any time that their interest in a Global Certificate be exchanged for Convertible Preferred Securities in certificated form, upon compliance with certain procedures set forth in the Declaration. Finally, certificated Convertible Preferred Securities may be issued in exchange for Convertible Preferred Securities represented by the Global Certificate if no successor depositary is appointed by IFG as set forth above under "--Global Certificate; Book-Entry Form" or in certain other circumstances set forth in the Declaration, including the occurrence of a Declaration Event of Default.

DISTRIBUTIONS

         Distributions on the Convertible Preferred Securities are fixed at a rate per annum of 6 1/2% of the stated liquidation amount of $50 per Convertible Preferred Security (equivalent to $3.25 per Convertible Preferred Security). Distributions in arrears for more than one quarter will bear interest at the rate of 6 1/2% per annum

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



compounded quarterly (to the extent permitted by applicable law). The term "distributions" as used herein includes any such interest payable unless otherwise stated.

         Distributions on the Convertible Preferred Securities will be cumulative, will accrue from November 1, 1996, and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year to the holders of record on the applicable record date, commencing December 31, 1996, when, as and if available for payment by the Property Trustee, except as otherwise described below. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The initial distribution, payable on December 31, 1996, will be based on a period less than a full quarter (November 1 to December 31, 1996) and will be in the amount of $0.5417 per Convertible Preferred Security.

         So long as no Indenture Event of Default (as defined herein) shall have occurred and be continuing, IFG has the right under the Indenture to defer payments of interest (including any Additional Interest and Liquidated Damages (as defined herein)) on the Convertible Subordinated Debt Securities by extending the interest payment period from time to time on the Convertible Subordinated Debt Securities which, if exercised, would defer quarterly distributions on the Convertible Preferred Securities (though such distributions would continue to accrue interest at the distribution rate, compounded quarterly, since interest would continue to accrue on the Convertible Subordinated Debt Securities) during any such extended interest payment period. In the event that IFG exercises this right, then (a) IFG shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by IFG of its obligations under any employee benefit plans, (ii) as a result of a reclassification of IFG's capital stock or the exchange or conversion of one class or series of IFG's capital stock for another class or series of IFG's capital stock or (iii) the purchase of fractional interests in shares of IFG's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) IFG shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by IFG which rank pari passu with or junior to the Convertible Subordinated Debt Securities, and (c) IFG shall not make any guarantee payments (other than pursuant to the Guarantee) with respect to the foregoing; provided, however, that the foregoing restrictions do not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by IFG where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made. Prior to the termination of any such Extension Period, IFG may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Subordinated Debt Securities or any earlier redemption date. Upon the termination of any Extension Period and the payment of all amounts then due (including any Additional Interest and Liquidated Damages), IFG may commence a new Extension Period as if no Extension Period had previously been declared, subject to the above requirements. See "--Voting Rights" below and "Description of the Convertible Subordinated Debt Securities--Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Convertible Preferred Securities, if funds are available therefor, as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

         Distributions on the Convertible Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Convertible Preferred Securities will be limited to payments received under the Convertible Subordinated Debt Securities. See "Description of the Convertible Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee."

         Distributions on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be 15 days prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the Convertible Subordinated Debt

Securities. In the event that any Convertible Preferred Security is redeemed after a record date and prior to (but not on) the corresponding payment date, the accrued and unpaid distributions on such Convertible Preferred Security as of the redemption date will be paid to the holder thereof on the redemption date, not to the holder thereof on the record date. In the event that a redemption date is also a payment date, then the accrued and unpaid distributions will be paid to the holder of such Convertible Preferred Security as of the record date. Such distributions will be paid through the Property Trustee, who will hold amounts received in respect of the Convertible Subordinated Debt Securities in the Property Account for the benefit of the Trust and the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Form, Denomination and Registration" above. In the event that any date on which distributions are to be made on the Convertible Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or Columbia, South Carolina are authorized or required by law to close.

CONVERSION RIGHTS

         General. The Convertible Preferred Securities will be convertible at any time following January 1, 1997 through the close of business on September 30, 2016 (or, in the case of Convertible Preferred Securities called for redemption, prior to the close of business on the Business Day prior to the redemption date) (the "Conversion Expiration Date"), at the option of the holders thereof and in the manner described below, into shares of Common Stock at an initial conversion rate of 1.8868 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $26.50 per share of Common Stock), subject to adjustment as described under "--Conversion Price Adjustments--General" and "--Conversion Price Adjustments--Merger, Consolidation or Sale of Assets of IFG" below.

         The terms of the Convertible Preferred Securities provide that a holder of a Convertible Preferred Security wishing to exercise its conversion right shall surrender such Convertible Preferred Security, if it is in certificated form, together with an irrevocable conversion notice, to the Property Trustee, as conversion agent (the "Conversion Agent"), which shall, on behalf of such holder, exchange such Convertible Preferred Security for a portion of the Convertible Subordinated Debt Securities and immediately convert an equivalent amount of Convertible Subordinated Debt Securities into Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. So long as a book-entry system for the Convertible Preferred Securities is in effect, however, the procedures for converting the Convertible Preferred Securities that are in the form of Global Certificates into shares of Common Stock will be as described under "--Form, Denomination and Registration."

         Accrued distributions will not be paid on the Convertible Preferred Securities that are converted, provided, however, that if any Convertible Preferred Security is converted on or after a record date for payment of distributions thereon, the distributions payable on the related payment date with respect to such Convertible Preferred Security shall be distributed to the holder, despite such conversion. Except as provided in the immediately preceding sentence, neither the Trust nor IFG shall make any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities. IFG will make no payment or allowance for distributions on the shares of Common Stock issued upon such conversion, except to the extent that such shares of Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been made immediately prior to the close of business on the day on which the related conversion notice is received by the Conversion Agent.

         No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by IFG in cash based on the current market price of Common Stock on the date such Convertible Preferred Securities are surrendered for conversion.

         Conversion Price Adjustments--General. The conversion price of the Convertible Subordinated Debt Securities, and, accordingly, the conversion rate on the Convertible Preferred Securities, are subject to adjustment in certain events, including (a) the issuance of shares of Common Stock as a dividend or a distribution with respect to Common Stock, (b) subdivisions, combinations and reclassification of Common Stock, (c) the issuance to all holders of Common Stock of rights or warrants entitling them to subscribe for shares of Common Stock at less than the current market price, (d) the distribution to all holders of Common Stock of capital stock (other than Common Stock) or evidences of indebtedness of IFG or of assets (other than cash distributions covered by clause (e) below), or rights or warrants to subscribe for or purchase any of its securities (excluding rights or warrants to purchase Common Stock referred to in clause (c) above), (e) distributions consisting of cash, excluding any quarterly cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (i) the amount per share of Common Stock of the immediately preceding quarterly dividend on Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the conversion rate pursuant to this clause (e) (as adjusted to reflect subdivisions or combinations of Common Stock), and (ii) 3.125% of the average of the last reported sales price of Common Stock during the ten trading days immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of IFG, (f) payment to holders of Common Stock in respect of a tender or exchange offer by IFG or any subsidiary for Common Stock (other than an odd lot tender offer) at a price in excess of the current market price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer, and (g) payment to holders of Common Stock in respect of a tender or exchange offer by a person other than IFG or a subsidiary thereof for Common Stock at a price in excess of the current market price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer in which, as of the closing date of the offer, IFG's Board of Directors is not recommending rejection of the offer. If an adjustment is required to be made as set forth in clause (e) above as a result of a distribution that is a quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to clause (e). If an adjustment is required to be made as set forth in clause (e) above as a result of a distribution that is not a quarterly dividend, such adjustment would be based upon the full amount of the distribution. The adjustment referred to in clause (g) above will only be made if the tender offer or exchange offer is made for an amount which increases that person's ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding. The adjustment referred to in clause (g) above will not be made, however, if as of the close of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause IFG to engage in a consolidation or merger of IFG or a sale of all of IFG's assets.

         IFG from time to time may elect to reduce the conversion price of the Convertible Subordinated Debt Securities (and thus the conversion rate of the Convertible Preferred Securities) by any amount selected by IFG for any period of at least 20 days, in which case IFG shall give at least 15 days' notice of such reduction. IFG may exercise the option to make such reductions in the conversion price if IFG's Board of Directors deems such reductions advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain United States Federal Income Tax Consequences--Adjustment of Conversion Price."

         No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of IFG and the investment of additional optional amounts in shares of Common Stock under any such plan. No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holders of the Convertible Subordinated Debt Securities and, accordingly, to the holders of the Convertible Preferred Securities.

         Conversion Price Adjustments--Merger, Consolidation or Sale of Assets of IFG. If any transaction shall occur (including without limitation (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock),
(ii) any consolidation or merger of IFG with or into another person or any merger of another person into IFG (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock),
(iii) any sale or transfer of all or substantially all of the assets of IFG, or (iv) any compulsory share exchange) pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of IFG, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Convertible Preferred Security then outstanding shall have the right thereafter to convert such Convertible Preferred Security only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such Convertible Preferred Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, subject to funds being legally available for such purpose under applicable law at the time of such conversion.

         The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires IFG's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

REDEMPTION

         The Convertible Preferred Securities will have no stated maturity but are subject to mandatory redemption upon the repayment of the Convertible Subordinated Debt Securities, whether at their stated maturity or upon acceleration or redemption. The Convertible Subordinated Debt Securities will mature on September 30, 2016 and may be redeemed at the option of IFG, in whole or in part, at any time on or after November 1, 1999, or at any time in certain circumstances upon the occurrence of a Tax Event. See "--Special Event Redemption or Distribution." Upon the repayment of the Convertible Subordinated Debt Securities, whether at maturity or upon acceleration, redemption or otherwise, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debt Securities so repaid or redeemed at a redemption price equal to the liquidation amount of the Trust Securities or, in the case of a redemption of the Convertible Subordinated Debt Securities, at the redemption price paid with respect to the Convertible Subordinated Debt Securities, as described below, together with accrued and unpaid distributions on the Trust Securities to the date of redemption; provided, however, that holders of Convertible Preferred Securities shall be given not less than 20 nor more than 60 days notice of such redemption.

         In the event IPG elects to redeem the Convertible Subordinated Debt Securities (other than in certain circumstances upon the occurrence of a Special Event) the appropriate amount of the Convertible Preferred Securities shall be redeemed at the following prices (expressed as percentages of the liquidation amount of the Convertible Preferred Securities) together with accrued and unpaid distributions, to, but excluding, the redemption date, if redeemed during the 12-month period beginning September 30 (or, in the case of 1999, the period beginning November 1):

YEAR                                              REDEMPTION PRICE
----                                              ----------------
1999                                                     102%
2000                                                     101
and 100% if redeemed on or after September 30, 2001.

         In the event IFG redeems the Convertible Subordinated Debt Securities in certain circumstances upon the occurrence of a Tax Event as described under "--Special Event Redemption or Distribution," the appropriate amount of the Convertible Preferred Securities will be redeemed at 100% of the liquidation amount thereof together with accrued and unpaid distributions to the redemption date.

         Notwithstanding the foregoing, if Convertible Preferred Securities are redeemed on any March 31, June 30, September 30, or December 31, accrued and unpaid distributions with respect to the redeemed Convertible Preferred Securities shall be payable to holders of record on the relevant record date, instead of the holders on the redemption date.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

         A "Tax Event" means that the Regular Trustees shall have received an opinion from nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, on or after the date of this Prospectus, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case on or after the date of this Prospectus (collectively, a "Change in Tax Law"), there is the creation by such Change in Tax Law of more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to income accrued or received on the Convertible Subordinated Debt Securities, (ii) the Trust is or will be subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest paid in cash by IFG to the Trust on the Convertible Subordinated Debt Securities is not, or will not be, deductible, in whole or in part, by IFG for United States federal income tax purposes. Notwithstanding the foregoing, a Tax Event shall not include any Change in Tax Law that requires IFG for United States federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Convertible Subordinated Debt Securities until the interest payment related to such OID is paid by IFG in cash; provided, that such Change in Tax Law does not create more than an insubstantial risk that IFG will be prevented from taking a deduction for OID accruing with respect to the Convertible Subordinated Debt Securities at a date that is no later than the date the interest payment related to such OID is actually paid by IFG in cash.

         An "Investment Company Event" means that the Regular Trustees shall have received an opinion from nationally recognized independent counsel experienced in practice under the 1940 Act (as hereinafter defined) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.

         If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Trust may, with the consent of IFG, except in the circumstances described below, be terminated and dissolved with the result that Convertible Subordinated Debt Securities, with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities, in liquidation of such holders' interests in the Trust on a pro rata basis, within 90 days following the occurrence of such Special Event; provided, however, that, as a condition of such termination, dissolution and distribution, (i) in the case of the occurrence of a Tax Event, the Regular Trustees shall have received an opinion from nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that neither the Trust nor the holders of the Trust Securities will recognize any gain or loss for United States federal income tax purposes as a result of such termination and dissolution of the Trust and the distribution of the Convertible Subordinated Debt Securities and (ii) IFG shall have given its prior written consent to the dissolution and distribution; and, provided, further, that, if there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, IFG or the holders of the Trust Securities, the Trust will pursue such measure in lieu of termination and dissolution.

         If in the case of the occurrence of a Tax Event (i) IFG has received an opinion (a "Redemption Tax Opinion") from nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that IFG would be precluded from deducting the interest on the Convertible Subordinated Debt Securities for United States federal income tax purposes even if the Convertible Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by nationally recognized independent tax counsel experienced in such matters that a No Recognition Opinion cannot be delivered, IFG shall have the right, upon not less than 20 nor more than 60 days' notice, to redeem the Convertible Subordinated Debt Securities in whole or in part at 100% of the principal amount thereof plus accrued and unpaid interest thereon for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debt Securities so redeemed shall be redeemed by the Trust at the liquidation amount thereof plus accrued and unpaid distributions thereon to the redemption date on a pro rata basis; provided, however, that, if there is available to IFG or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Trust, IFG or the holders of the Trust Securities, IFG or the Trust will pursue such measure in lieu of redemption. If IFG declines to consent to the dissolution and distribution, IFG may incur an obligation to pay Additional Interest. See "Description of the Convertible Subordinated Debt Securities--Additional Interest."

         After the date for any distribution of Convertible Subordinated Debt Securities upon termination of the Trust, (i) the Convertible Preferred Securities and the Guarantee will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as a record holder of the Convertible Preferred Securities, will receive one or more registered global certificates representing the Convertible Subordinated Debt Securities to be delivered to the depositary or its nominee in connection with and upon such distribution and (iii) any certificates representing Convertible Preferred Securities and the Guarantee not held by the depositary or its nominee will be deemed to represent Convertible Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Convertible Preferred Securities, until such certificates are presented to IFG or its agent for transfer or reissuance.

         There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Subordinated Debt Securities that may be distributed in exchange for the Convertible Preferred Securities if a termination and liquidation of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, whether pursuant to this Offering or in the secondary market, or the Convertible Subordinated Debt Securities that the investor may receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby.

REDEMPTION PROCEDURES

         The Trust may not redeem fewer than all of the outstanding Convertible Preferred Securities unless all accrued and unpaid distributions have been paid on all Trust Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

         If the Trust gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that IFG has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or other repayment of the Convertible Subordinated Debt Securities, the Trust will irrevocably deposit with the depositary funds sufficient to pay the applicable Redemption Price and will give the depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Convertible Preferred Securities. See "--Form, Denomination and Registration." If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid either by the Trust or by IFG pursuant to the Guarantee, distributions on such Convertible Preferred Securities will continue to accrue, from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

         In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata, provided that the distribution of redemption proceeds payable to DTC, any other depositary, or their respective nominees shall be made in accordance with the procedures of DTC or such other depositary. See "--Form, Denomination and Registration."

         Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         In the event of any voluntary or involuntary liquidation, termination, dissolution or winding-up of the Trust (each, a "Liquidation"), the holders of the Convertible Preferred Securities at that time will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Convertible Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Subordinated Debt Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Convertible Preferred Securities, have been distributed on a pro rata basis to the holders of Convertible Preferred Securities in exchange for such Convertible Preferred Securities.

         If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

         Pursuant to the Declaration, the Trust shall terminate (i) on September 30, 2051, the expiration of the term of the Trust, (ii) upon the bankruptcy of IFG or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to IFG or the holder of the Common Securities, the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of IFG or the holder of the

Common Securities and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of the Convertible Subordinated Debt Securities following the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of IFG or the holder of the Common Securities or the Trust, (vi) upon the redemption of all of the Trust Securities or (vii) upon the distribution of Common Stock to all holders of Convertible Preferred Securities upon conversion of all outstanding Convertible Preferred Securities.

DECLARATION EVENTS OF DEFAULT

         An event of default under the Indenture (an "Indenture Event of Default") (see "Description of the Convertible Subordinated Debt Securities-Indenture Events of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities or its consequences until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

         Upon the occurrence of a Declaration Event of Default, the Property Trustee, as the sole holder of the Convertible Subordinated Debt Securities, will have the right under the Indenture to declare the principal of, and interest on, the Convertible Subordinated Debt Securities to be immediately due and payable. The Property Trustee shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Debt Trustee with respect to the Convertible Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of IFG to pay interest or principal on the Convertible Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such Holder (a "Direct Action") on or after the respective due date specified in the Convertible Subordinated Preferred Securities. In connection with such Direct Action, the rights of the holders of the Common Securities will be subrogated to the rights of such holder of Convertible Preferred Securities to the extent of any payment made by IFG to such holder of Convertible Preferred Securities in such Direct Action. In addition, if the Property Trustee fails to enforce its rights under the Convertible Subordinated Debt Securities (other than rights arising from an Indenture Event of Default described in the immediately preceding sentence) for a period of 30 days after any holder of Convertible Preferred Securities shall have made a written request to the Property Trustee to enforce such rights to the fullest extent permitted by law, such holder of Convertible Preferred Securities may, to the extent permitted by law, institute a Direct Action to enforce the Property Trustee's rights as holder of the Convertible Subordinated Debt Securities, without first instituting any legal proceeding against the Property Trustee or any other Person. Except as provided in the preceding sentences, the holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debt Securities. See "--Voting Rights."

VOTING RIGHTS

         Except as provided below and except as provided under the Trust Act and under "Description of the Guarantee--Amendments and Assignment" below, and except as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities will have no voting rights. In the event that IFG elects to defer payments of interest on the Convertible Subordinated Debt Securities as described above under "--Distributions," the holders of the Convertible Preferred Securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

         Subject to the requirement of the Property Trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Convertible Subordinated Debt Securities, to (i) exercise the remedies available under the Indenture with respect to the Convertible Subordinated Debt Securities, (ii) waive any past Indenture Event of Default which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Convertible Subordinated Debt Securities, where such consent shall be required, provided that where a consent or action under the Indenture would require the consent or act of the holders of greater than a majority in principal amount of Convertible Subordinated Debt Securities affected thereby (a "Super-Majority"), only the holders of at least the proportion in liquidation amount of the Convertible Preferred Securities which the relevant Super-Majority represents of the aggregate principal amount of the Convertible Subordinated Debt Securities may direct the Property Trustee to give such consent or take such action. The Property Trustee shall not take any action described in clauses (i), (ii),
(iii) or (iv) above unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes and each holder of Trust Securities will be treated as owning an undivided beneficial interest in the Convertible Subordinated Debt Securities.

         In the event the consent of the Property Trustee, as the holder of the Convertible Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination. The Property Trustee shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Convertible Preferred Securities and, if no Declaration Event of Default has occurred and is continuing, a majority in liquidation amount of the Common Securities, voting together as a single class, provided that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Convertible Preferred Securities and Common Securities, respectively, which the relevant Super-Majority represents of the aggregate principal amount of the Convertible Subordinated Debt Securities outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

         A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities will be required for the Trust to redeem and cancel Convertible Preferred Securities or distribute Convertible Subordinated Debt Securities in accordance with the Declaration.

         Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by IFG or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, IFG, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

         The procedures by which holders of Convertible Preferred Securities may exercise their voting rights are described above. See "--Form, Denomination and Registration."

         Holders of the Convertible Preferred Securities will have no rights to appoint or remove the Company Trustees, who may be appointed, removed or replaced solely by IFG, as the direct or indirect holder of all the Common Securities.

MODIFICATION OF THE DECLARATION

         The Declaration may be amended or modified if approved and executed by a majority of the Regular Trustees, provided that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby, provided that a reduction of the principal amount or the distribution rate, or a change in the payment dates or maturity of the Convertible Preferred Securities, shall not be permitted without the consent of each holder of Convertible Preferred Securities. In the event any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

         Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed to be an "investment company" which is required to be registered under the 1940 Act.

EXPENSES AND TAXES

         In the Declaration, IFG has agreed to pay for all obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Company Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Trust under the Declaration are for the benefit of, and shall be enforceable by, the Property Trustee and any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. The Property Trustee and any such Creditor may enforce such obligations of the Trust directly against IFG, and IFG has irrevocably waived any right or remedy to require that the Property Trustee or any such Creditor take any action against the Trust or any other person before proceeding against IFG. IFG also has agreed in the Declaration to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing agreement of IFG.

PROPOSED TAX LEGISLATION

         On March 19, 1996, as part of President's Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed the Proposed Legislation which, among other things, would (i) treat as equity for United States federal income tax purposes certain debt instruments with a maximum term of more than 20 years and (ii) disallow interest deductions on certain convertible debt instruments or defer interest deductions on certain debt instruments issued with OID. The Proposed Legislation is proposed to be effective for debt instruments issued on or after December 7, 1995; however, if enacted in its current proposed form, it would not cause the Convertible Subordinated Debt Securities to be treated as equity for United States federal income tax purposes since the maximum term of the Convertible Subordinated Debt Securities will not exceed 20 years and should not affect IFG's ability to deduct interest payments on Convertible Subordinated Debt Securities.

         On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued Joint Statement indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Subordinated Debt Securities since they would be issued prior to the date of any "appropriate Congressional action" or otherwise qualify for transitional relief. However, there can be no assurances that the effective date guidance contained in the Joint Statement will be incorporated in the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Subordinated Debt Securities.

         If the Proposed Legislation or any similar legislation changed the tax treatment of the Convertible Subordinated Debt Securities and the Convertible Preferred Securities, the United States federal income tax consequences of the purchase, ownership and disposition of the Convertible Preferred Securities would differ from those described herein. If legislation were enacted that would constitute a Tax Event, there could be a distribution of Convertible Subordinated Debt Securities to holders of the Convertible Preferred Securities or, in certain circumstances, at IFG's option, redemption of the Convertible Subordinated Debt Securities by IFG. There can be no assurances as to whether or in what form the Proposed Legislation may be enacted into law or whether other legislation will be enacted that otherwise adversely affects the tax treatment of the Convertible Subordinated Debt Securities and the Convertible Preferred Securities. The discussion herein assumes that the Proposed Legislation, if enacted, will not apply to the Convertible Subordinated Debt Securities and the Convertible Preferred Securities.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

         The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below and as described in "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution." The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities or the other Company Trustees, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon termination, liquidation, redemption, maturity and otherwise, (ii) IFG expressly acknowledges a trustee of such successor entity which possesses the same powers and duties as the Property Trustee as the holder of the Convertible Subordinated Debt Securities, (iii) the Convertible Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Convertible Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, IFG has received an opinion from nationally recognized independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor entity) will be treated as a grantor trust for United States federal income tax purposes, and (viii) IFG guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust and any holder of Trust Securities not to be treated as owning an undivided beneficial interest in the Convertible Subordinated Debt Securities.

REGISTRATION RIGHTS

         In connection with the Original Offering, the Company and the Trust entered into a registration rights agreement with the Initial Purchasers dated November 1, 1996 (the "Registration Rights Agreement"), pursuant to which the Company and the Trust agreed, at the Company's expense, for the benefit of the holders of the Convertible Preferred Securities, the Guarantee, the Convertible Subordinated Debt Securities and the shares of Common Stock issuable upon conversion of the Convertible Preferred Securities and the Convertible Subordinated Debt Securities (together, the "Registrable Securities"), to (i) file with the Commission within 90 days after the Original Closing Date, a registration statement (the "Shelf Registration Statement") covering resales of the Registrable Securities, (ii) use all reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable and in no event later than 180 days after the Original Closing Date and (iii) use all reasonable efforts to keep effective the Shelf Registration Statement until three years after the Original Closing Date (or such earlier date as the holders of Registrable Securities are able to sell all Registrable Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or otherwise) (such period, the "Effectiveness Period"). The Trust and IFG are permitted under the Registration Rights Agreement to suspend the use of this Prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods of time under certain circumstances relating to pending corporate developments relating to the Company and public filings with the Commission and similar events. The Trust and IFG agreed to provide to each registered holder of Registrable Securities copies of such prospectus, notify each registered holder when the Shelf Registration Statement has become effective, and take certain other actions as are required to permit unrestricted sales of the Registrable Securities. A holder of Registrable Securities that sells such Registrable Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus, to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the Registration Rights Agreement referred to below that are applicable to such holder (including certain indemnification provisions).

         If (i) on or prior to January 30, 1997, a Shelf Registration Statement has not been filed with the Commission or (ii) on or prior to the date 180 days after the Original Closing Date such Shelf Registration Statement has not been declared effective (each such event, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Convertible Subordinated Debt Securities and, accordingly, additional distributions will accrued on the Convertible Preferred Securities, in each case from and including the date following the Registration Default until such date as the Shelf Registration Statement is declared effective. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default.

         This summary of the material provisions of the Registration Rights Agreement does not purport to be complete, and reference is made to the Registration Rights Agreement filed as an exhibit to the Registration Statement.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Property Trustee, upon the occurrence of a Declaration Event of Default, from its obligation to exercise the rights and powers vested in it by the Declaration. The Property Trustee also serves as the Debt Trustee under the Indenture and as the Guarantee Trustee under the Guarantee.

CONVERSION AGENT; REGISTRAR AND TRANSFER AGENT

         First Union National Bank of South Carolina shall act as Conversion Agent for the Convertible Preferred Securities. In the event that the Convertible Preferred Securities do not remain in book-entry only form, the Property Trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Regular Trustees may require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

GOVERNING LAW

         The Declaration and the Convertible Preferred Securities will be governed by, and construed in accordance with, the internal law of the State of Delaware.

MISCELLANEOUS

         The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized for United States federal income tax purposes as other than a grantor trust. IFG is authorized and directed to conduct its affairs so that the Convertible Subordinated Debt Securities will be treated as indebtedness of IFG for United States federal income tax purposes. In this connection, the Regular Trustees and IFG are authorized to take any action, not inconsistent with applicable law, the Declaration or the Certificate of Incorporation of IFG, that each of the Regular Trustees and IFG determines in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Convertible Preferred Securities.

         Holders of the Convertible Preferred Securities will have no preemptive rights.


                          DESCRIPTION OF THE GUARANTEE

         Set forth below is a summary of information concerning the Guarantee by IFG for the benefit of the holders from time to time of the Convertible Preferred Securities. First Union National Bank of South Carolina is acting as the Guarantee Trustee. The terms of the Guarantee are those set forth therein. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee (a copy of which is available at the corporate trust office of the Guarantee Trustee in Columbia, South Carolina and is attached as an exhibit to the Registration Statement of which this Prospectus forms a part). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Convertible Preferred Securities.

GENERAL

         Pursuant to the Guarantee, IFG irrevocably and unconditionally agrees, to the extent set forth therein, to pay in full to the holders of the Convertible Preferred Securities the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by the Trust), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Convertible Preferred Securities to the extent not paid or made by the Trust (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on the Convertible Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent the Trust has funds available therefor, with respect to any Convertible Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary termination, dissolution or winding-up of the Trust (other than in connection with the distribution of Convertible Subordinated Debt Securities to the holders of Convertible Preferred Securities in exchange for Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of payment, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Convertible Preferred Securities in liquidation of the Trust. IFG's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by IFG to the holders of Convertible Preferred Securities or by causing the Trust to pay such amounts to such holders.

         The Guarantee is a full and unconditional guarantee of the Guarantee Payments with respect to the Convertible Preferred Securities from the time of issuance of the Convertible Preferred Securities, but will not apply to the payment of distributions and other payments on the Convertible Preferred Securities when the Property Trustee does not have sufficient funds in the Property Account to make such distributions or other payments. If IFG does not make interest payments on the Convertible Subordinated Debt Securities held by the Property Trustee, the Trust will not make distributions on the Convertible Preferred Securities issued by the Trust and will not have funds available therefor. See "Risk Factors--Rights under the Guarantee" and "Description of the Convertible Subordinated Debt Securities --Certain Covenants."

         IFG also has agreed separately to guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of an Indenture Event of Default, holders of Convertible Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

         In the Guarantee, IFG has covenanted that, so long as the Convertible Preferred Securities remain outstanding, if there shall have occurred and is continuing any event that would constitute an event of default under the Guarantee or the Declaration, then (a) IFG shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) IFG shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by IFG which rank pari passu with or junior to the Convertible Subordinated Debt Securities and (c) IFG shall not make any guarantee payments (other than pursuant to the Guarantee) with respect to the foregoing. However, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by IFG where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes which do not materially adversely affect the rights of holders of Convertible Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Convertible Preferred Securities. The manner of obtaining any such approval of holders of the Convertible Preferred Securities is set forth under "Description of the Convertible Preferred Securities--Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of IFG and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate and be of no further force and effect as to the Convertible Preferred Securities upon full payment of the Redemption Price of all Convertible Preferred Securities, or upon distribution of the Convertible Subordinated Debt Securities to the holders of the Convertible Preferred Securities, and will terminate completely upon full payment of the amounts payable upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Convertible Preferred Securities must repay to the Trust or IFG, or their successors, any sums paid to them under such Convertible Preferred Securities or the Guarantee.

EVENTS OF DEFAULT

         An event of default under the Guarantee will occur upon the failure of IFG to perform any of its payment or other obligations thereunder.

         The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Convertible Preferred Securities may institute a legal proceeding directly against IFG to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. In addition, any record holder of Convertible Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against IFG to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. IFG has waived any right or remedy to require that any action be brought first against the Trust, or any other person or entity before proceeding directly against IFG.

STATUS OF THE GUARANTEE; SUBORDINATION

         The Company's obligations under the Guarantee to make the Guarantee Payments will constitute an unsecured obligation of IFG and will rank (i) subordinate and junior in right of payment to all other liabilities of IFG, including the Convertible Subordinated Debt Securities, except those liabilities of IFG made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock issued from time to time by IFG, if any, and with any guarantee now or hereafter entered into by IFG in respect of any preferred stock of any subsidiary or affiliate of IFG and (iii) senior to the Common Stock. The terms of the Convertible Preferred Securities provide that each holder of Convertible Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

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



         The Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). The Guarantee has been deposited with the Guarantee Trustee to be held for the benefit of the holders of the Convertible Preferred Securities. Subject to the rights of holders of Convertible Preferred Securities to institute proceedings directly against IFG to enforce their rights under the Guarantee, the Guarantee Trustee has the right to enforce the Guarantee on behalf of the holders of the Convertible Preferred Securities.

         IFG's obligations under the Guarantee, taken together with its obligations under the Declaration, the Convertible Subordinated Debt Securities and the Indenture, in the aggregate provide a full and unconditional guarantee by IFG of payments due on the Convertible Preferred Securities.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, from its obligation to exercise the rights and powers vested in it by the Guarantee.

GOVERNING LAW

         The Guarantee is governed by, and construed in accordance with, the internal law of the State of New York.


          DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBT SECURITIES

         Set forth below is a description of the terms of the Convertible Subordinated Debt Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, dated as of November 1, 1996 (the "Indenture"), between IFG and First Union National Bank of South Carolina, as Trustee (the "Debt Trustee"), copies of which will be available for inspection at the corporate trust office of the Debt Trustee in Columbia, South Carolina and a copy of which is attached as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of the Convertible Subordinated Debt Securities include those stated in the Indenture. Certain capitalized terms used herein are defined in the Indenture.

         Under certain circumstances involving the termination of the Trust following the occurrence of a Special Event, Convertible Subordinated Debt Securities may be distributed to the holders of Trust Securities in liquidation of the Trust. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution."

GENERAL

         The Convertible Subordinated Debt Securities have been issued as unsecured subordinated debt securities under the Indenture. The Convertible Subordinated Debt Securities were limited in aggregate principal amount to approximately $154.1 million, such amount being the sum of the aggregate stated liquidation amount of the Convertible Preferred Securities and the capital contributed by IFG in exchange for the Common Securities.

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



         The Convertible Subordinated Debt Securities are not subject to any sinking fund provision. The entire principal amount of the Convertible Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, if any, on September 30, 2016.

         If Convertible Subordinated Debt Securities are distributed to holders of the Convertible Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Subordinated Debt Securities will initially be issued in the same form as the Convertible Preferred Securities that such Convertible Subordinated Debt Securities replace. Any Global Certificate will be replaced by one or more Global Securities (as defined under "--Book Entry and Settlement"). As described herein, under certain circumstances, Convertible Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "--Book-Entry and Settlement" below. In the event Convertible Subordinated Debt Securities are issued in certificated form, such Convertible Subordinated Debt Securities will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Subordinated Debt Securities issued as a Global Security will be made to the depositary for the Convertible Subordinated Debt Securities. In the event Convertible Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Subordinated Debt Securities will be registrable and Convertible Subordinated Debt Securities will be exchangeable for Convertible Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in Columbia, South Carolina; provided that payment of interest may be made at the option of IFG by check mailed to the address of the persons entitled thereto.

         The Indenture does not contain provisions that afford holders of the Convertible Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company or a decline in the credit quality of the Company resulting from a change of control transaction.

SUBORDINATION

         The Indenture provides that the Convertible Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of IFG, whether now existing or hereafter incurred. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Convertible Subordinated Debt Securities may be made if (a) any Senior Indebtedness of IFG is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or ceasing to exist or (b) the maturity of any Senior Indebtedness or the Convertible Subordinated Debt Securities has been accelerated because of a default. Upon any distribution of assets of IFG to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Convertible Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to such Senior Indebtedness until all amounts owing on the Convertible Subordinated Debt Securities are paid in full.

         The term "Senior Indebtedness" means the principal of, premium, if any, interest on, and any other payment due pursuant to, any of the following, whether outstanding on the Original Offering Date or thereafter incurred or created: (a) all indebtedness of IFG for money borrowed or evidenced by notes, debentures, bonds or other securities (including, but not limited to, those which are convertible or exchangeable for securities of IFG and indebtedness owed to subsidiaries and affiliates of IFG); (b) all indebtedness of IFG due and owing with respect to letters of credit (including, but not limited to, reimbursement obligations with respect thereto); (c) all obligations of IFG due and owing with respect to reimbursement agreements under any surety bond, insurance policy, bankers' acceptance, security purchase facility, or similar agreement or arrangement; (d) all indebtedness or other obligations of IFG due and owing with respect to interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements; (e) all indebtedness consisting of commitment or standby fees due and payable to lending institutions with respect to credit facilities or letters of credit available to IFG; (f) all obligations of IFG under leases required or permitted to be capitalized under generally accepted accounting principles; (g) all obligations of IFG issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of IFG, and all obligations of IFG under any title retention agreement; (h) all obligations of IFG under agreements or arrangements with respect to deferred compensation due its employees or employees of its subsidiaries and its obligations under employee benefit plans; (i) all indebtedness or obligations of others of the kinds described in any of the preceding clauses (a)-(h) that are (x) assumed by or guaranteed in any manner by IFG or in effect guaranteed (directly or indirectly) by IFG through an agreement to purchase, contingent or otherwise, or in its capacity as a general partner of any entity, and all obligations of IFG under any such guarantee or other arrangements or (y) secured by a lien on any property or asset of IFG (whether or not such obligation is assumed by IFG); and (j) all renewals, extensions, refundings, deferrals, amendments or modifications of indebtedness or obligations of the kinds described in any of the preceding clauses (a)-(i); unless in the case of any particular indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension, refunding, amendment, modification or supplement is subordinate to, or is not superior to, or is pari passu with, the Convertible Subordinated Debt Securities; provided that Senior Indebtedness shall not include indebtedness for trade payables or constituting the deferred purchase price of assets or services incurred in the ordinary course of business.

         The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued by IFG. As of September 30, 1996, on a pro forma basis giving effect to the completion of the Original Offering and the application of the proceeds therefrom, Senior Indebtedness of IFG aggregated approximately $43.2 million (excluding accrued interest), and IFG's consolidated subsidiaries had indebtedness and other liabilities of approximately $47.6 million to which the Convertible Subordinated Debt Securities are effectively subordinated.

CERTAIN COVENANTS

         If (i) there shall have occurred and be continuing any event that would constitute an Indenture Event of Default, (ii) IFG shall be in default with respect to its payment of any obligations under the Guarantee or the Common Securities Guarantee, and such default shall be continuing or (iii) IFG shall have given notice of its election to defer payments of interest on the Convertible Subordinated Debt Securities as provided in the Indenture and any Extension Period shall be continuing, then, in each case, (a) IFG shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by IFG of its obligations under any employee benefit plans, (B) as a result of a reclassification of capital stock of IFG or the exchange or conversion of one class or series of IFG's capital stock for another class or series of capital stock of IFG or (C) the purchase of fractional interests in shares of IFG's capital stock pursuant to the conversion or exchange provisions of such capital stock of IFG or the security being converted or exchanged), (b) IFG shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by IFG which rank pari passu with or junior to the Convertible Subordinated Debt Securities and (c) IFG shall not make any guarantee payments (other than pursuant to the Guarantee) with respect to the foregoing.

         Notwithstanding the foregoing restrictions, IFG will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock of IFG, and interest, principal, redemption and guarantee payments on debt securities issued by IFG ranking pari passu with or junior to Convertible Subordinated Debt Securities, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

         For so long as the Trust Securities remain outstanding, IFG has covenanted (i) to maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of IFG under the Indenture may succeed to IFG's ownership of such Common Securities, (ii) not to cause, as sponsor of the Trust, or to permit, as holder of the Common Securities, the termination, dissolution or winding-up of the Trust, except in connection with a distribution of the Convertible Subordinated Debt Securities as provided in the

Declaration and in connection with certain mergers, consolidations or amalgamations, (iii) to use its reasonable efforts, consistent with the terms of the Declaration, to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Convertible Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and (iv) to use reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Convertible Subordinated Debt Securities.

OPTIONAL REDEMPTION

         IFG shall have the right to redeem the Convertible Subordinated Debt Securities, in whole or in part, from time to time, on or after November 1, 1999, upon not less than 20 nor more than 60 days notice to the holders thereof, at the following prices (expressed as percentages of the principal amount of the Convertible Subordinated Debt Securities) together with accrued and unpaid interest, including Additional Interest (as defined herein) to, but excluding, the redemption date, if redeemed during the 12-month period beginning September 30 (or, in the case of 1999, the period beginning November
1):

YEAR                                            REDEMPTION PRICE
----                                            ----------------
1999                                                  102%
2000                                                  101
and 100% if redeemed on or after September 30, 2001.

         IFG also shall have the right to redeem the Convertible Subordinated Debt Securities at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" at 100% of the principal amount thereof together with accrued and unpaid interest (including Additional Interest) to the redemption date.

         Notwithstanding the foregoing, if Convertible Subordinated Debt Securities are redeemed on any March 31, June 30, September 30, or December 31, accrued and unpaid interest with respect to the redeemed Convertible Subordinated Debt Securities shall be payable to holders of record on the relevant record date, instead of the holders on the redemption date.

         So long as the corresponding Convertible Preferred Securities are outstanding, the proceeds from the redemption of any of the Convertible Subordinated Debt Securities will be used to redeem Convertible Preferred Securities.

INTEREST

         Each Convertible Subordinated Debt Security shall bear interest at the rate of 6 1/2% per annum from November 1, 1996, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing December 31, 1996, to the person in whose name such Convertible Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Convertible Subordinated Debt Securities are distributed to holders of the Convertible Preferred Securities in liquidation of such holders' interests in the Trust and such Convertible Subordinated Debt Securities shall not thereafter continue to remain in book-entry only form, IFG shall have the right to select record dates which shall be not less than fifteen days prior to each Interest Payment Date.

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



         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Convertible Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         So long as no Indenture Event of Default shall have occurred and be continuing, IFG shall have the right at any time, and from time to time, during the term of the Convertible Subordinated Debt Securities to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period IFG shall pay all interest then accrued and unpaid (including any Additional Interest and Liquidated Damages), together with interest thereon at the rate specified for the Convertible Subordinated Debt Securities to the extent permitted by applicable law; provided, that, during any such Extension Period,
(a) IFG shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by IFG of its obligations under any employee benefit plans, (B) as a result of a reclassification of capital stock of IFG or the exchange or conversion of one class or series of IFG's capital stock for another class or series of capital stock of IFG or (C) the purchase of fractional interests in shares of IFG's capital stock pursuant to the conversion or exchange provisions of such capital stock of IFG or the security being converted or exchanged), (b) IFG shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by IFG which rank pari passu with or junior to the Convertible Subordinated Debt Securities and (c) IFG shall not make any guarantee payments (other than pursuant to the Guarantee) with respect to the foregoing; provided, however, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by IFG where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made. Prior to the termination of any such Extension Period, IFG may further defer payments of interest by extending the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, IFG may select a new Extension Period, as if no Extension Period had previously been declared, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. IFG has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debt Securities. If the Property Trustee shall be the sole holder of the Convertible Subordinated Debt Securities, IFG shall give the Regular Trustees and the Property Trustee notice of its selection of an Extension Period one Business Day prior to the earlier of (i) the next succeeding date on which distributions on the Convertible Preferred Securities are payable or (ii) the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Convertible Preferred Securities of the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. The Regular Trustees shall give notice of IFG's selection of such Extension Period to the holders of the Convertible Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Subordinated Debt Securities, IFG shall give the holders of the Convertible Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the relevant Interest Payment Date or (ii) the date IFG is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Convertible Subordinated Debt Securities of the record or payment date of such related interest payment, but in any event at least two Business Days before such record date.

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




CONVERSION OF THE SUBORDINATED DEBT SECURITIES

         The Convertible Subordinated Debt Securities are convertible into Common Stock at the option of the holders of the Convertible Subordinated Debt Securities at any time beginning January 1, 1997 and prior to the close of business on September 30, 2016 (or, in the case of Convertible Subordinated Debt Securities called for redemption, the close of business on the Business Day prior to the redemption date) at the initial conversion rate of 1.8868 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $26.50 for each share of Common Stock) subject to the conversion price adjustments described under "Description of the Convertible Preferred Securities--Conversion Rights." The Trust has agreed not to convert Convertible Subordinated Debt Securities held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, the Trust will distribute Convertible Subordinated Debt Securities to the Conversion Agent on behalf of the holder of the Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Subordinated Debt Securities to Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Subordinated Debt Securities (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Convertible Subordinated Debt Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy IFG's obligation to pay the principal amount of the Convertible Subordinated Debt Securities so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Subordinated Debt Securities are converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Subordinated Debt Securities shall be paid to the Trust (which will distribute such interest to the converting holder) or other holder of Convertible Subordinated Debt Securities), as the case may be, despite such conversion.

ADDITIONAL INTEREST

         If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, IFG will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Subordinated Debt Securities:

         (a) failure for 30 days to pay interest on the Convertible Subordinated Debt Securities, including any Additional Interest and Liquidated Damages in respect thereof, when due; provided, however, that a valid extension of the interest payment period by IFG shall not constitute a default in the payment of interest for this purpose; or

         (b) failure to pay principal or premium, if any, on the Convertible Subordinated Debt Securities when due whether at maturity, upon earlier redemption or otherwise; or

         (c) failure to issue and deliver shares of Common Stock upon an election by a holder of Convertible Subordinated Debt Securities to convert such Convertible Subordinated Debt Securities; or

         (d) failure to observe or perform any other covenant contained in the Indenture for 90 days after written notice to IFG from the Debt Trustee or the holders of at least 25% in principal amount of the outstanding Convertible Subordinated Debt Securities; or

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



         (e) certain events of bankruptcy, insolvency or reorganization of IFG;
or

         (f) the voluntary or involuntary termination, dissolution or winding-up of the Trust, except in connection with the distribution of Convertible Subordinated Debt Securities to the holders of Convertible Preferred Securities in liquidation of the Trust, the redemption of all outstanding Trust Securities of the Trust and certain mergers, consolidations or amalgamations permitted by the Declaration.

         The holders of a majority in aggregate outstanding principal amount of the Convertible Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee. The Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Subordinated Debt Securities may declare the principal due and payable immediately on default, but the holders of a majority in aggregate outstanding principal amount may rescind and annul such declaration and its consequences if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee. So long as the Property Trustee is the holder of the Convertible Subordinated Debt Securities, it will have the right to accelerate the maturity of the indebtedness thereunder and to exercise the other rights of the holder of the Convertible Subordinated Debt Securities described above.

         The holders of a majority in aggregate outstanding principal amount of the Convertible Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Convertible Subordinated Debt Securities, waive any past default, except (i) a default in the payment of principal, premium, if any, or interest, including Additional Interest and Liquidated Damages (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debt Trustee), or (ii) a default in the covenant of IFG described under "--Certain Covenants" above, or (iii) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Convertible Subordinated Debt Security affected thereby (see "--Modification of the Indenture").

         An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Convertible Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Convertible Subordinated Debt Securities. See "Description of the Convertible Preferred Securities--Declaration Events of Default" and "--Voting Rights."

         In addition, if an Indenture Event of Default results from the failure of IFG to pay principal of or interest on the Convertible Subordinated Debt Securities when due, during the continuance of such an event of default a holder of Convertible Preferred Securities may immediately institute a legal proceeding directly against IFG to obtain payment of such principal or interest on Convertible Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities owned of record by such holder. Also, if the Property Trustee fails to enforce its rights as holder of the Convertible Subordinated Debt Securities for 30 days after a request therefor by a holder of Convertible Preferred Securities, such holder may proceed to enforce such rights directly against IFG to the fullest extent permitted by law.

BOOK-ENTRY AND SETTLEMENT

         If distributed to holders of Convertible Preferred Securities in connection with the voluntary or involuntary termination, dissolution or winding-up of the Trust as a result of the occurrence of a Special Event, the Convertible Subordinated Debt Securities will be issued in the same form as the Convertible Preferred Securities that such Convertible Subordinated Debt Securities replace. Any Convertible Preferred Securities evidenced by a Global Certificate will be replaced by Convertible Subordinated Debt Securities in the form of one or more global certificates (each, a "Global Security") registered in the name of the depositary or its nominee. Convertible Subordinated Debt Securities represented by the Global Security will be exchangeable for Convertible Subordinated Debt Securities in certificated form, and beneficial interests in Global Securities and Convertible Subordinated Debt Securities in certificated form will be transferable, on terms and conditions generally the same as those applicable to the Convertible Preferred Securities prior to such distribution. See "Description of the Convertible Preferred Securities--Form, Denomination and Registration." The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

THE DEPOSITARY

         If Convertible Subordinated Debt Securities are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Convertible Subordinated Debt Securities. For a description of DTC and the specific terms of the depository arrangements in effect as of the date of this Prospectus, see "Description of the Convertible Preferred Securities--Form, Denomination and Registration." The description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Convertible Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. IFG may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as depositary.

         None of IFG, the Trust, the Debt Trustee, any paying agent and any other agent of IFG or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICE

         A Global Security shall be exchangeable for Convertible Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee if (i) the depositary notifies IFG that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, or if at any time the depositary ceases to be a clearing agency registered or in good standing under the Exchange Act (or other applicable statute or regulation) at a time when the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed by IFG within 90 days after IFG receives such notice or becomes aware of such condition, (ii) IFG in its sole discretion determines that such Global Security shall be so exchangeable or
(iii) there shall have occurred an Indenture Event of Default with respect to such Convertible Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

         In the event the Convertible Subordinated Debt Securities are not represented by one or more Global Securities, certificates evidencing Convertible Subordinated Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debt Registrar (as defined in the Indenture) or at the office of any transfer agent designated by IFG for such purpose with respect to the Convertible Subordinated Debt Securities, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Debt Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. IFG has appointed the Debt Trustee as Debt Registrar with respect to the Convertible Subordinated Debt Securities. IFG may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that IFG will be required to maintain a transfer agent at the place of payment. IFG may at any time designate additional transfer agents with respect to the Convertible Subordinated Debt Securities.

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



         In the event of any redemption in part, IFG shall not be required to
(i) issue, exchange or register the transfer of Convertible Subordinated Debt Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all of the Convertible Subordinated Debt Securities and ending at the close of business on the date of such mailing or (ii) register the transfer of or exchange any Convertible Subordinated Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Convertible Subordinated Debt Securities being redeemed in part.

CONVERSION AGENT; PAYMENT AND PAYING AGENTS

         First Union National Bank of South Carolina shall act as Conversion Agent for the Convertible Subordinated Debt Securities. Payment of principal of and premium, if any, on the Convertible Subordinated Debt Securities will be made only against surrender to the Paying Agent (as defined in the Indenture) of the Convertible Subordinated Debt Securities. Principal of and premium, if any, and interest on Convertible Subordinated Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as IFG may designate from time to time, except that at the option of IFG payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debt Register with respect to the Convertible Subordinated Debt Securities. Payment of interest on the Convertible Subordinated Debt Securities on any Interest Payment Date will be made to the person in whose name the Convertible Subordinated Debt Security (or predecessor security) is registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest payment.

         IFG initially will act as Paying Agent with respect to the Convertible Subordinated Debt Securities except that, if the Convertible Subordinated Debt Securities are distributed to the holders of the Convertible Preferred Securities in liquidation of such holders' interests in the Trust, the Debt Trustee will act as the Paying Agent. IFG at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that IFG will be required to maintain a Paying Agent at the place of payment.

         All moneys paid by IFG to a Paying Agent for the payment of the principal of, premium, if any, or interest, if any, on the Convertible Subordinated Debt Securities which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to IFG, and the holder of such Convertible Subordinated Debt Securities will thereafter look only to IFG for payment thereof.

MODIFICATION OF THE INDENTURE

         The Indenture contains provisions permitting IFG and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Convertible Subordinated Debt Securities, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of the Convertible Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Convertible Subordinated Debt Security affected thereby, (i) change the stated maturity of the Convertible Subordinated Debt Securities, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest (including any Additional Interest or Liquidated Damages) thereon, or reduce any premium payable upon the redemption thereof, adversely affect the right to convert any Convertible Subordinated Debt Security, decrease the conversion rate or increase the conversion price of any Convertible Subordinated Debt Security, or change the subordination provisions of the Indenture in a manner that adversely affects the rights of any holders of Convertible Subordinated Debt Securities or (ii) reduce the percentage of Convertible Subordinated Debt Securities the holders of which are required to consent to any such supplemental indenture or to waive defaults, without the consent of the holders of each Convertible Subordinated Debt Security then outstanding and affected thereby.

         In addition, IFG and the Debt Trustee may execute, without the consent of holders of the Convertible Subordinated Debt Securities, any supplemental indenture for certain other usual purposes.

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




SUCCESSOR CORPORATION

         IFG may not consolidate with or merge into, or transfer its properties and assets substantially as an entirety to, another corporation unless (i) the successor corporation, which shall be a corporation organized under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of IFG under the Convertible Subordinated Debt Securities and the Indenture, and (ii) immediately after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. The Indenture does not otherwise contain any covenant which restricts the ability of IFG to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

GOVERNING LAW

         The Indenture and the Convertible Subordinated Debt Securities are governed by, and construed in accordance with, the internal law of the State of New York.

INFORMATION CONCERNING THE DEBT TRUSTEE

         The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Debt Trustee, upon the occurrence of an Indenture Event of Default, from its obligation to exercise the rights and powers vested in it by the Indenture. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Debt Trustee also serves as Property Trustee under the Declaration and as the Guarantee Trustee under the Guarantee.

MISCELLANEOUS

         IFG will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of IFG; provided, that in the event of any such assignment, IFG will remain liable for all of the obligations of such subsidiary. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

         The Indenture will provide that IFG will pay all costs, expenses, debts and obligations of the Trust other than with respect to the Trust Securities.


            EFFECT OF OBLIGATIONS UNDER THE CONVERTIBLE SUBORDINATED
                       DEBT SECURITIES AND THE GUARANTEE

         As set forth in the Declaration, the exclusive purposes of the Trust are to (i) issue the Trust Securities, (ii) invest the proceeds thereof in the Convertible Subordinated Debt Securities and (iii) engage in only those other activities necessary or incidental thereto.

         As long as payments of interest and other payments are made when due on the Convertible Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because (i) the aggregate principal amount of the Convertible Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Convertible Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities; (iii) IFG shall pay for all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration provides that Regular Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

         Payments of distributions (to the extent funds therefor are available) and other payments due on the Convertible Preferred Securities (to the extent funds therefor are available) are guaranteed by IFG as and to the extent set forth under "Description of the Guarantee." If IFG does not make interest payments on the Convertible Subordinated Debt Securities purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Convertible Preferred Securities only if and to the extent that IFG has made a payment of interest or principal on the Convertible Subordinated Debt Securities held by the Trust as its sole asset. The Guarantee, when taken together with IFG's obligations under the Convertible Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the Convertible Preferred Securities.

         If IFG fails to make interest or other payments on the Convertible Subordinated Debt Securities when due (taking into account any Extension Period), the Declaration provides a mechanism whereby the holders of the Convertible Preferred Securities, using the procedures described in "Description of the Convertible Preferred Securities--Voting Rights," may direct the Property Trustee to enforce its rights under the Convertible Subordinated Debt Securities, including proceeding directly against IFG to enforce the Convertible Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Indenture or the Convertible Subordinated Debt Securities, a holder of Convertible Preferred Securities may, to the extent permitted by law, institute a legal proceeding directly against IFG to enforce the Property Trustee's rights under the Indenture and the Convertible Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity, including the Trust. In addition, during the continuance of a Declaration Event of Default that results from the failure of IFG to pay principal of or interest on the Convertible Subordinated Debt Securities when due, a holder may proceed directly against IFG, without first waiting to determine if the Property Trustee has enforced its rights under the Declaration, to obtain payment of such principal or interest on Convertible Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities owned of record by such holder.

         If IFG fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Convertible Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Convertible Preferred Securities may institute a legal proceeding directly against IFG to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. In addition, any record holder of Convertible Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against IFG to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.


                          DESCRIPTION OF CAPITAL STOCK

         As of the date of this Prospectus, the authorized capital stock of Insignia consists of 53,000,000 shares of capital stock, of which (i) 50,000,000 are Class A Common Stock, par value $0.01 per share, (ii) 2,000,000 are Class B Common Stock, par value $0.01 per share, and (iii) 1,000,000 are Preferred Stock, par value $0.01 per share, of which 15,000 have been designated as 7.5% Step-Up Rate Convertible Preferred Stock (the "7.5% Preferred Stock").

         As of September 30, 1996, there were outstanding 28,796,039 shares of Class A Common Stock, no shares of Class B Common Stock and no shares of Preferred Stock.

         The following description of the capital stock of Insignia is a summary and is qualified in its entirety by the provisions of Insignia's Certificate of Incorporation, as amended (the "Certificate"), and Insignia's By-Laws.

COMMON STOCK

         All shares of Class A Common Stock and Class B Common Stock are identical in all respects, except that (i) holders of the Class B Common Stock have no voting rights except as may be required pursuant to the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") and
(ii) on December 31, 1995, each share of Class B Common Stock was converted automatically into one share of Class A Common Stock.

         The holders of shares of Class A Common Stock elect all directors and are entitled to one vote per share. There are no cumulative voting rights. Subject to the prior rights of holders of Preferred Stock, holders of Class A and Class B Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor, and to share ratably in the assets of Insignia legally available for distribution to the stockholders in the event of liquidation or dissolution. Holders of Class A and Class B Common Stock have no preemptive, subscription, or redemption rights except that one stockholder has certain preemptive rights if the Company proposes to sell voting stock (other than in an underwritten public offering or certain other circumstances).

PREFERRED STOCK

         Pursuant to the Certificate, the Board of Directors is authorized, subject to any limitations prescribed by law, from time to time to issue up to an aggregate of 1,000,000 shares of Preferred Stock, in one or more series, and to determine the designation, number of shares, and rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of each such series.

         The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have an adverse effect on holders of Class A and Class B Common Stock, depending upon the rights of such Preferred Stock, by delaying or preventing a change in control of Insignia, making removal of the present management of Insignia more difficult, or resulting in restrictions upon the payment of dividends or other distributions to holders of Class A or Class B Common Stock.

         As of September 30, 1996, there were outstanding no shares of the Preferred Stock, all shares of 7.5% Preferred Stock having been converted on April 29, 1996 for an aggregate of 1,509,062 shares of Common Stock at the option of the holder.


             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain of the principal United States federal income tax consequences to a holder of Convertible Preferred Securities (a "Holder") of the purchase, ownership and disposition of the Convertible Preferred Securities. This summary deals only with the tax considerations applicable to the purchasers of the Convertible Preferred Securities that hold the Convertible Preferred Securities as capital assets. This summary is based on the United States federal income tax laws, regulations and rulings and decisions now in effect (or, in the case of certain United States Treasury Regulations ("Treasury Regulations"), now in proposed form), all of which are subject to change, possibly on a retroactive basis. This summary does not address the tax consequences applicable to investors that may be subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Convertible Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a Holder. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to a Holder.

CLASSIFICATION OF THE CONVERTIBLE SUBORDINATED DEBT SECURITIES

         The Company intends to take the position that the Convertible Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Convertible Preferred Security, each Holder covenants to treat the Convertible Subordinated Debt Securities as indebtedness and the Convertible Preferred Securities as evidence of an indirect beneficial ownership interest in the Convertible Subordinated Debt Securities. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service. The remainder of this discussion assumes that the Convertible Subordinated Debt Securities will be classified for United States income tax purposes as indebtedness of the Company.

CLASSIFICATION OF INSIGNIA FINANCING I

         In connection with the issuance of the Convertible Preferred Securities, Proskauer Rose Goetz & Mendelsohn LLP, special counsel to the Company and to the Trust, has rendered its opinion that, under current law and assuming full compliance with the terms of the Indenture and the Declaration (and certain other documents), the Trust will be classified as a "grantor trust" for United States federal income tax purposes and not as a partnership or an association taxable as a corporation. Each Holder will be treated for United States federal income tax purposes as owning an undivided beneficial interest in the Convertible Subordinated Debt Securities. Accordingly, each Holder will be required to include in its gross income the OID accrued with respect to its allocable share of Convertible Subordinated Debt Securities. Investors should be aware that the opinion of Proskauer Rose Goetz & Mendelsohn LLP does not address any other tax issue and is not binding on the Internal Revenue Service or the courts.

ORIGINAL ISSUE DISCOUNT, PREMIUM AND MARKET DISCOUNT

         Because IFG has the option, under the terms of the Convertible Subordinated Debt Securities, to defer payments of interest by extending interest payment periods for up to 20 consecutive quarters, the Convertible Subordinated Debt Securities will be treated as issued with OID equal to the total amount of the stated interest payments on the Convertible Subordinated Debt Securities. Holders must include the OID attributable to the Convertible Subordinated Debt Securities in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. The amount of OID that accrues in any month will approximately equal the amount of the interest that accrues in that month at the stated interest rate. In the event that the interest payment period is extended, Holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. Corporate Holders will not be entitled to a dividends-received deduction with respect to any income earned with respect to the Convertible Preferred Securities.

         To the extent a Holder acquires its Convertible Preferred Securities at a price that is greater or less than the adjusted issue price of such Holder's share of the Convertible Subordinated Debt Securities (which generally should approximate par plus accrued but unpaid interest), such Holder will be deemed to have acquired its interest in the Convertible Preferred Securities with acquisition premium or with market discount, as the case may be. Such Holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Convertible Preferred Securities. A Holder acquiring Convertible Preferred Securities with acquisition premium will be permitted to reduce the amount of OID required to be included in income to reflect such premium. A Holder acquiring Convertible Preferred Securities at a market discount will include the amount of such discount in income in accordance with the market discount rules described below.

         A Holder acquiring Convertible Preferred Securities at a market discount generally will be required to recognize ordinary income to the extent of accrued market discount upon the retirement of the underlying Convertible Subordinated Debt Securities or, to the extent of any gain, upon the disposition of the Convertible Preferred Securities. Such market discount would accrue ratably, or, at the election of the Holder, under a constant yield method, over the remaining term of the Convertible Subordinated Debt Securities. A Holder also will be required, in the absence of the election described in the next sentence, to defer the deduction of a portion of the interest paid or accrued on indebtedness incurred to purchase or carry Convertible Preferred Securities acquired with market discount. In lieu of the foregoing, a Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Holder in the taxable year of the election or thereafter, in which case the interest deduction deferral rule will not apply.

         A Holder may elect, in lieu of applying the market discount or premium rules described above, to account for all income under the Convertible Preferred Securities as if it were OID.

RECEIPT OF CONVERTIBLE SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

         Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution," Convertible Subordinated Debt Securities may be distributed to Holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Such a distribution would be treated as a non-taxable event to each Holder, and each Holder would receive an aggregate tax basis in the Convertible Subordinated Debt Securities equal to such Holder's aggregate tax basis in the Convertible Preferred Securities. A Holder's holding period in the Convertible Subordinated Debt Securities so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such Holder. If, however, the related Special Event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely be a taxable event to Holders.

         Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution," upon the occurrence of a Tax Event, Holders may receive cash in redemption of their Convertible Preferred Securities. Such a redemption would be a taxable disposition of the redeemed Convertible Preferred Securities, and a Holder would recognize gain or loss as if it sold such redeemed Convertible Preferred Securities for cash.

SALE OF CONVERTIBLE PREFERRED SECURITIES

         A Holder that sells Convertible Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Convertible Preferred Securities and the amount realized on the sale. A Holder's adjusted tax basis in the Convertible Preferred Securities generally will be its initial purchase price increased by OID (and accrued market discount, if any) previously includible in such Holder's gross income to the date of disposition and decreased by payments received on the Convertible Preferred Securities. Subject to the market discount rules described above, any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Convertible Preferred Securities have been held for more than one year.

         The Convertible Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debt Securities. A Holder disposing of its Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to its adjusted tax basis in its Convertible Preferred Securities. To the extent the selling price is less than the Holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

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CONVERSION OF CONVERTIBLE PREFERRED SECURITIES TO COMMON STOCK

         A Holder will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Convertible Subordinated Debt Securities into Common Stock. A Holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less such Holder's tax basis in such fractional share. Such a Holder's tax basis in the Common Stock received upon conversion generally should be equal to such Holders's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and such Holder's holding period in the Common Stock received upon conversion generally should begin on the date such Holder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

         Treasury Regulations promulgated under Section 305 of the Code would treat Holders as having received a constructive distribution from IFG in the event the conversion ratio of the Convertible Subordinated Debt Securities were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Common Stock into or for which the Convertible Subordinated Debt Securities are convertible or exchangeable) of the Holders in the assets or earnings and profits of the Company were increased and (ii) the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the Holders may result in deemed dividend income to Holders to the extent of the current or accumulated earnings and profits of the Company. Holders would be required to include their allocable share of such deemed dividend in gross income but will not receive any cash related thereto. Corporate Holders may, however, be eligible for a dividend-received deduction with respect to such amounts.

PROPOSED TAX LEGISLATION

         Please refer to discussion above under the heading "Description of the Convertible Preferred Securities--Proposed Tax Legislation."

UNITED STATES ALIEN HOLDERS

         For purposes of this discussion, a "United States Alien Holder" is any Holder that is not a "U.S. person." A U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and any other person included within the definition of United States person under the Code and the regulations thereunder.

         As discussed above, IFG intends to take the position that the Convertible Preferred Securities will be classified for United States federal income tax purposes as indebtedness of IFG under current law; no assurance can be given, however, that such position of IFG will not be challenged by the Internal Revenue Service. See "--Classification of the Convertible Subordinated Debt Securities."

         As discussed above, the Convertible Preferred Securities will be treated as evidence of an indirect beneficial ownership interest in the Convertible Subordinated Debt Securities. See "--Classification of the Convertible Subordinated Debt Securities." Thus, assuming the Convertible Subordinated Debt Securities are classified for United States federal income tax purposes as indebtedness of the Company, distributions of interest on the Convertible Subordinated Debt Securities by the Trust or any of its paying agents to the Holders will be treated as payments of interest, and such payments to a United States Alien Holder will not be subject to United States withholding tax, provided that (1) the beneficial owner of the Convertible Preferred Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) the Beneficial Owner is not a controlled foreign corporation for United States tax purposes that is related to the Company through stock ownership, and (3) either (i) the Beneficial Owner certifies, under penalties of perjury, to the Trust or its agent that it is not a U.S. person and provides its name and address or (ii) any securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), holding the Convertible Preferred Securities in such capacity on behalf of the Beneficial Owner, certifies, under penalties of perjury, to the Trust or its agent that such statement has been received from the Beneficial Owner by it (or another financial institution), and furnishes the Trust or its agent with a copy thereof. The certification may be made on IRS Form W-8, and a United States Alien Holder must inform the Trust or its agent of any change in the information on the form within 30 days of the change. The United States Internal Revenue Service ("IRS") has issued proposed Treasury Regulations that, if finalized in their current form, would modify the foregoing discussion.

         A United States Alien Holder generally will not be subject to United States withholding tax or United States federal income tax on any gain recognized upon the sale or other disposition of Convertible Preferred Securities or upon receipt of cash in lieu of a fractional share of Common Stock upon the conversion of Convertible Subordinated Debt Securities into Common Stock, unless: (i) the gain is effectively connected with a United States trade or business and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the United States Alien Holder within the Unites States; (ii) the United States Alien Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and either (a) has a "tax home" (as defined for United States federal income tax purposes) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States; (iii) the United States Alien Holder is subject to tax pursuant to the provisions of the United States federal tax law applicable to certain United States expatriates; or (iv) the Company is or becomes a United States real property holding corporation ("USRPHC") within the meaning of Section 897(c) of the Code and certain other requirements are met, as described below.

         United States federal withholding tax at a rate of 30% (or such lower rate as may be provided by an applicable tax treaty, if any) may apply to the following payments received by a United States Alien Holder: (i) a deemed dividend as a result of an adjustment of the conversion ratio of the Convertible Subordinated Debt Securities, as described under "--Adjustment of Conversion Price;" and (ii) certain payments made by the Trust or any of its paying agents, if the Convertible Subordinated Debt Securities were not classified for United States federal income tax purposes as indebtedness of the Company. Under recently proposed Treasury Regulations (generally effective, if adopted, for payments made after December 31, 1997), a claim for a reduced rate of withholding based upon an income tax treaty would require certification on IRS Form W-8 (or an acceptable substitute) of certain information regarding the beneficial owner of the dividends, including its non-U.S. status and residence in the relevant treaty country.

         The Company believes that it is not a USRPHC and does not expect to become such a corporation. Under present law, the Company would not be a USRPHC so long as (a) the fair market value of its United States real property interests is less than (b) 50% of the sum of the fair market value of its United States real property interests, its interests in real property located outside the United States, and its other assets which are used or held for use in a trade or business. If the Company were treated as or were to become a USRPHC, a United States Alien Holder that disposes of its Convertible Preferred Securities, or of its Common Stock (after a conversion of the Convertible Preferred Securities), generally would not be subject to United States federal income tax, so long as (i) the Convertible Preferred Securities, or the Common Stock (after a conversion of the Convertible Preferred Securities), were, on the date of disposition, "regularly traded on an established securities market" and (ii) the United States Alien Holder held, directly or indirectly (including ownership through attribution), 5% or less of the Convertible Preferred Securities, or the Common Stock (after a conversion of the Convertible Preferred Securities), at all times during the five-year period ending on the date of disposition.

INFORMATION REPORTING TO HOLDERS

         Subject to the qualifications discussed below, income on the Convertible Preferred Securities will be reported to Holders on Form 1099, which forms should be mailed to Holders by January 31 following each calendar year.

         The Trust will be obligated to report annually to Cede, as Holder of record of the Convertible Preferred Securities, the OID with respect to the Convertible Preferred Securities that accrued during that year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record Holders until April 15 following each calendar year. The Initial Purchasers have indicated to the Trust that, to the extent that they hold Convertible Preferred Securities as nominees for Beneficial Owners, they currently expect to report to such Beneficial Owners on Forms 1099 by January 31 following each calendar year. Under current law, Holders who hold Convertible Preferred Securities as nominees for Beneficial Owners will not have any obligation to report information regarding the Beneficial Owners to the Trust. The Trust, moreover, will not have any obligation to report to Beneficial Owners who are not also record Holders. Thus, Beneficial Owners of Convertible Preferred Securities who hold their Convertible Preferred Securities through the Initial Purchasers or otherwise in "street name" will receive Forms 1099 reflecting the income on their Convertible Preferred Securities from such nominee Holders rather than from the Trust.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Convertible Preferred Securities may be subject to a "backup" withholding tax of 31% if the Holder fails to comply with certain identification requirements. Any withheld amounts will be allowed as a credit against the Holder's United States federal income tax, provided that required information is furnished to the Internal Revenue Service.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                               SELLING HOLDERS

         The Convertible Preferred Securities were originally issued and sold by the Trust to Lehman Brothers Inc., Dillon, Read & Co. Inc., Goldman, Sachs & Co. and A. G. Edwards & Sons, Inc. (the "Initial Purchasers"), and simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), in the United States to a limited number of other institutional "accredited investors" (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities and the shares of Common Stock issued upon conversion thereof. The term Selling Holder includes the holders listed below and the beneficial owners of the Convertible Preferred Securities and their transferees, pledgees, donees or other successors.

         Lehman Brothers Holding, Inc., an affiliate of Lehman Brothers Inc., one of the Initial Purchasers, is a lender and agent under the Revolving Credit Facility. From time to time, Lehman Brothers Inc. or its affiliates have provided, and may continue to provide, financial advisory services to the Company. In addition, Lehman Brothers Inc. has been retained to finance properties owned by partnerships controlled by Insignia or its affiliates. First Union National Bank of South Carolina is a lender and agent under the Revolving Credit Facility. In addition, First Union Capital Markets Corp., a registered broker dealer and affiliate of First Union National Bank of South Carolina, was paid a fee of $195,000 for services rendered in connection with the Original Offering which amount was paid from commissions paid to the Initial Purchasers by IFG.

         The following table sets forth information with respect to the Selling Holders and the respective number of Convertible Preferred Securities beneficially owned by each Selling Holder that may be offered pursuant to this Prospectus. Such information has been obtained from the Selling Holders and the Property Trustee.

                             Number of Convertible
Selling Holder                                        Preferred Securities
--------------                                       -----------------------
[Information to be provided by Amendment]
Any other holder of Convertible Preferred Securities or
future transferee, pledgee, donee or other successor
of such holder..............................................      ---
                                                             ---------
     Total.................................................. 2,990,000
                                                             =========

Except as set forth above, none of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Convertible Preferred Securities, the Convertible Subordinated Debt Securities or the Common Stock issuable upon conversion thereof, no estimate can be given as to the amount of the Convertible Preferred Securities, the Convertible Subordinated Debt Securities or the Common Stock issuable upon conversion thereof that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Convertible Preferred Securities since the date on which they provided the information regarding their Convertible Preferred Securities, in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

         The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions)
 on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, in the over-the-counter market, in transactions otherwise than on such exchanges or in the over-the-counter market or through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

         The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

         Pursuant to the Registration Rights Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

         The validity of the Convertible Subordinated Debt Securities, the Guarantee, the Common Stock issuable upon conversion of the Convertible Preferred Securities and certain United States Federal income taxation matters with respect to the Convertible Subordinated Debt Securities and the Convertible Preferred Securities will be passed upon for the Trust and the Company by Proskauer Rose Goetz & Mendelsohn LLP, New York, New York, and the validity of the Convertible Preferred Securities will be passed upon for the Trust by Richards, Layton & Finger, Wilmington, Delaware. The wife of a partner of Proskauer Rose Goetz & Mendelsohn LLP is a limited partner in each of two of Insignia's principal stockholders.

                                    EXPERTS

         The consolidated financial statements of Insignia Financial Group, Inc. appearing in Insignia's Annual Report (Form 10-K) for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The combined balance sheets of Edward S. Gordon Company, Incorporated and Edward S. Gordon Company of New Jersey, Inc. as of December 31, 1995 and 1994, and the related combined statements of operations, shareholders' equity and cash flows for each of the years ended December 31, 1995, 1994 and 1993 incorporated by reference in this Registration Statement have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., given upon the authority of that firm as experts in accounting and auditing.


     The combined consolidated balance sheets of NPI Property Management Corporation, Inc. and Subsidiaries, National Property Investors, Inc. and Subsidiaries and NPI-CL Management L.P. as of June 30, 1995 and 1994, and the related combined consolidated statements of operations and cash flows for the years then ended and the consolidated statements of operations and cash flows of National Property Investors, Inc. for the year ended June 30, 1993, incorporated herein by reference have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their reports thereon and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of the NPI Partnerships appearing in Insignia's Current Report on Form 8-K dated September 1, 1995 and appearing in Insignia's Current Report on Form 8-K dated December 10, 1996 have been audited by Imowitz Koenig & Co., LLP as set forth in their reports included therein and incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

===============================================================================

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Insignia Financial Group, Inc. or Insignia Financing I or any of their agents. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs Insignia Financial Group, Inc. or Insignia Financing I since such date.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Special Note Regarding
  Forward-Looking Statements.............................................   4
Available Information....................................................   5
Incorporation Of Certain Documents
  By Reference...........................................................   5
Risk Factors.............................................................   6
The Trust................................................................  15
The Company..............................................................  17
Ratio of Earnings To Combined Fixed
  Charges And Preferred Stock Dividends..................................  18
Use of Proceeds..........................................................  18
Description Of The Convertible
  Preferred Securities...................................................  19
Description Of The Guarantee.............................................  35
Description Of The Convertible
  Subordinated Debt Securities...........................................  38
Effect Of Obligations Under The
  Convertible Subordinated Debt
  Securities And The Guarantee...........................................  47
Description Of Capital Stock.............................................  48
Certain United States Federal Income
  Tax Consequences.......................................................  49
Selling Holders..........................................................  55
Plan Of Distribution.....................................................  56
Legal Matters............................................................  57
Experts..................................................................  57


===============================================================================

===============================================================================



                             INSIGNIA FINANCING I




                                   2,990,000

                      6 1/2% TRUST CONVERTIBLE PREFERRED
                                  SECURITIES

                           GUARANTEED TO THE EXTENT
                             SET FORTH HEREIN BY,

                                      AND

                     CONVERTIBLE INTO THE COMMON STOCK OF,


                           INSIGNIA FINANCIAL GROUP,
                                     INC.

                                  PROSPECTUS



                            DATED DECEMBER  , 1996

===============================================================================

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 Subject to Completion, dated December 13, 1996

PROSPECTUS

                                6,668,588 Shares

                         INSIGNIA FINANCIAL GROUP, INC.

                              Class A Common Stock

                              --------------------



         All of the 6,668,588 shares of Class A Common Stock, par value $0.01 per share (the "Common Stock"), of Insignia Financial Group, Inc. ("Insignia" or the "Company") are being sold by certain stockholders of the Company (the "Selling Stockholders"). The shares offered hereby comprise shares of Common Stock held by the Selling Stockholders or which may hold acquired by the Selling Stockholders upon exercise of certain warrants held by them. The Company will receive the exercise price on any exercise of such warrants, but otherwise will not receive any proceeds from the sale of shares by the Selling Stockholders. See "Selling Stockholders."

                              --------------------


         SEE "RISK FACTORS" BEGINNING ON PAGE P-5 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY PROSPECTIVE INVESTORS.

                              --------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                DECEMBER  , 1996

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain of the matters discussed under the captions "Risk Factors," "The Company," and elsewhere in this Prospectus may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 (the "Reform Act") and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the United States Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. They are also available through the Commission's World Wide Web site (http://www.sec.gov). The Common Stock is traded on the New York Stock Exchange. Reports and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Insignia with the Commission under the Securities Act with respect to the securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Insignia and the securities offered hereby. Although summaries of and certain statements concerning documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996;
(iii) the proxy statement for the Company's Annual Meeting of Stockholders held on May 23, 1996; (iv) the Company's Current Reports on Form 8-K dated September 1, 1995, January 19, 1996, January 29, 1996, July 1, 1996,
July 1, 1996, December 9, 1996, December 10, 1996 and December 10, 1996 and
Form 8-K/A dated September 13, 1996; (v) the combined consolidated financial statements of NPI Property Management Corporation, Inc., National Property Investors, Inc. and NPI CL Management L.P. contained in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 1, 1995, as amended by Amendment No. 1 to Form S-3 filed on September 19, 1995, and the final prospectus filed pursuant to Rule 424(b) on October 13, 1995; and (vi) the description of the Common Stock contained in Insignia's Registration Statement on Form 8-A, dated September 19, 1995, on Form

8-A/A(1) dated October 3, 1995 and on Form 8-A/A(2) dated June 21, 1996. All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written request of such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be delivered to John K. Lines, General Counsel and Secretary, Insignia Financial Group, Inc., One Insignia Financial Plaza, P.O. Box 1089, Greenville, South Carolina 29602 or by telephone at (864) 239-1000.


                                  THE COMPANY

GENERAL

         Insignia is a fully integrated real estate services organization specializing in the operation and ownership of securitized real estate assets. According to Commercial Property News and the National Multi- Housing Council, Insignia is the largest property manager in the United States, has been the largest manager of multi-family residential properties since 1992, and is among the largest managers of commercial properties. Insignia's real estate services include property management, providing all of the day-to-day services necessary to operate a property, whether residential or commercial; asset management, including long-term financial planning, monitoring and implementing capital improvement plans, and development and execution of refinancings and dispositions; real estate leasing and brokerage; maintenance and construction services; marketing and advertising; investor reporting and accounting; and investment banking, including assistance in workouts and restructurings, mergers and acquisitions, and debt and equity securitizations. The Company through its subsidiary, Compleat Resource Group, Inc. ("CRG"), markets consumer goods and services to the residents and owners of multi-family properties, including properties which Insignia manages. CRG has formed a strategic alliance with GE Capital - ResCom, L.P. for the purpose of providing long-distance telephone and cable television services.

         Insignia commenced operations in December 1990 and since then has grown to provide property and/or asset management services for over 2,500 properties, which include approximately 283,000 residential units, and approximately 107 million square feet of commercial space, located in over 500 cities in 48 states. Insignia currently provides partnership administration services to approximately 900 limited partnerships having approximately 400,000 limited partners. Insignia also owns limited partner interests (ranging from 4% to 54% of the outstanding interests) in 28 real estate limited partnerships which in the aggregate own 143 properties with approximately 38,100 residential apartment units and approximately 865,000 square feet of commercial space located in 83 cities in 28 states.

         Insignia's principal business strategy is to expand its real estate services business in three primary ways. First, Insignia seeks to acquire, or to have an affiliate acquire, controlling positions in entities that own or control real estate properties, and then, subject to their fiduciary duties, to have such entities engage Insignia to provide services. Second, Insignia seeks to enter into special contractual relationships with non-affiliated third parties that own or control portfolios of real estate properties pursuant to which Insignia will provide management services. Third, Insignia seeks to expand its management of properties that are owned by non-affiliated third parties, such as large insurance companies, banks, government or quasi-government agencies, and other institutional investors and lenders.

         The Company is a Delaware corporation incorporated in July 1990 and its principal executive offices are located at One Insignia Financial Plaza, P.O. Box 1089, Greenville, South Carolina 29602, and its telephone number is
(864) 239-1000.

RECENT DEVELOPMENTS

         ESG ACQUISITION

         On June 30, 1996, the Company acquired the business and substantially all of the assets of Edward S. Gordon Company, Incorporated and its affiliates ("ESG"), the fourth largest commercial real estate property services firm in the United States. ESG's services include commercial real estate leasing, including tenant and landlord representation, real estate consulting services and commercial real estate brokerage, as well as commercial property management in the New York City metropolitan area. The purchase price was approximately $73.8 million. At closing, ESG managed approximately 25.5 million square feet of commercial space comprised of 57 properties in New York, New Jersey and Connecticut. The ESG acquisition provided Insignia with a substantial presence in the commercial segment of the metropolitan New York City market, which complements its leading presence in the residential segment.

         PARAGON ACQUISITION

         On June 30, 1996, the Company acquired the commercial real estate services business of Paragon Group, Inc. ("Paragon"). The services of the acquired business include commercial property management, leasing and tenant improvement services performed with respect to Paragon properties, as well as brokerage, fee development and real estate consulting services performed for various institutional clients. The purchase price paid was $18.5 million. At closing, the acquired business managed and leased approximately 22 million square feet of commercial space comprised of 166 properties located in 17 states: 12.5 million square feet of office properties, 4.9 million square feet of industrial properties, and 4.5 million square feet of retail properties. This acquisition added substantially to the Company's presence in the Southern California and Dallas markets and provided a substantial presence in the Central Florida market.


         CONVERTIBLE PREFERRED SECURITIES OFFERING

         On November 1 and 6, 1996, Insignia Financing I, a Delaware business trust (the "Trust"), issued and sold (the "Convertible Preferred Securities Offering") 2,990,000 of its 6 1/2% Trust Convertible Preferred Securities with an aggregate liquidation amount of $149.5 million (the "Convertible Preferred Securities"). All of the outstanding common securities of the Trust, with an aggregate liquidation value of approximately $4.6 million (the "Common Securities"), are owned by the Company, which entitles it to designate the trustees of the Trust. The Convertible Preferred Securities were sold to Lehman Brothers, Dillon, Read & Co. Inc., Goldman, Sachs & Co. and A.G. Edwards & Sons, Inc. (the "Initial Purchasers") for an aggregate purchase price of $149.5 million. The Company paid the Initial Purchasers a commission of 3% of the aggregate purchase price. The Initial Purchasers resold the Convertible Preferred Securities (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A,
(ii) to other institutional "accredited investors" (as defined in Rule 501(A)
(1), (2), (3) or (7) under the Securities Act) in compliance with Regulation D under the Securities Act and (iii) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act. The Preferred Securities may be converted at the option of the holder after December 30, 1996 into shares of Common Stock at the rate of 1.8868 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $26.50 per share of Common Stock), subject to adjustment in certain circumstances. The Convertible Preferred Securities and the Common Securities represent undivided beneficial interests in the assets of the Trust, which consist of approximately $154.1 million aggregate principal amount of the Company's 6 1/2% Convertible Subordinated Debentures due September 30, 2016.


                                  RISK FACTORS

         Prospective investors should consider carefully, in addition to the other information contained in, and incorporated by reference into, this Prospectus, the following factors.


DEPENDENCE ON MANAGEMENT AGREEMENTS

         Insignia is substantially dependent on revenues received for services under property and asset management agreements. On a pro forma basis giving effect to the consummation of the ESG and Paragon acquisitions, for the nine months ended September 30, 1996, revenues from property and asset management agreements constituted approximately 95% of total revenues, and, as of such date, property and asset management agreements constituted approximately 28% of Insignia's total assets. There can be no assurance that Insignia will be able to maintain all such agreements. In particular, a majority of agreements with non-affiliated parties have terms of one year, and many are cancelable by the property owner on as little as 30 to 60 days' notice. Approximately 78% of Insignia's pro forma revenues for the nine months ended September 30, 1996, giving effect to such acquisitions as if effected at the beginning of such period, were derived from fees for services provided to entities not controlled by Metropolitan Asset Enhancement, L.P. ("MAE") or Insignia. MAE is an entity in which Insignia holds a 19.1% limited partner interest and the general partner of which is owned by Andrew L. Farkas. The loss of a substantial number of management agreements could have a material adverse effect on Insignia.

         After giving pro forma effect to the ESG and Paragon acquisitions, approximately 6% of Insignia's pro forma revenues during the nine months ended September 30, 1996 were derived from services performed for properties controlled by a single client, The Balcor Company ("Balcor"). Insignia purchased the right to manage such properties in 1994 and has contractual arrangements with Balcor that are intended to reduce the likelihood that such management agreements will be terminated. As of September 30, 1996, the Company managed approximately 178 properties, comprising approximately 30,200 units of multifamily residential housing and 11 million square feet of commercial space, associated with that acquisition (44 of the properties, comprising approximately 1,600 units of multifamily residential housing and
4.9 million square feet of commercial space, are not controlled by Balcor). Insignia also manages 6.1 million square feet of commercial space in properties controlled by Balcor which produced $3.2 million in revenues for the nine months ended September 30, 1996. The Company believes such properties will be sold in the near future.

         During the first quarter of 1996, Balcor announced its intention to sell a significant number of its properties. In connection with the potential sales of such properties, Balcor has entered into agreements with the Company to provide additional services (the "Advisory Agreements"), including collection of data, the preparation of materials for potential purchasers, and assistance with regard to transition plans. The Advisory Agreements have an initial term of one year and provide for fees to be paid to the Company if and when a property is sold (the "Advisory Fees"), regardless of whether or not the purchaser retains the Company to continue to manage the property. If all sales were consummated for the properties that Balcor is marketing, approximately $14.4 million in annual revenues would be lost while approximately $14.7 million in Advisory Fees would be collected. Through September 30, 1996, 48 properties comprising 14,800 units producing $4.9 million in annual management fees have been sold, with Advisory Fees received or due aggregating $4.6 million. There are proposed sales of an additional 113 properties comprising 25,800 units and 3.3 million square feet of commercial space which generate approximately $9.5 million in management revenues which would produce Advisory Fees of $10.1 million. The completed and proposed sales are included in the totals mentioned above. Management believes that the unamortized purchase price relating to properties managed for Balcor properly reflects the asset value and that no impairment exists.

         The number and timing of property sales by Balcor during the term of the Advisory Agreements cannot be predicted. Therefore, the Company cannot estimate with any reasonable accuracy the amount of any Advisory Fees it may receive, the reduction of its management fees or the amount of unamortized purchase price to be written off. The Company expects that any potential impact to its EBITDA in 1996 from potential property sales and resulting terminations of the Company's management agreements would not be material. However, revenues lost and not replaced through acquisitions of incremental third party servicing would fully impact 1997 EBITDA.

         On a pro forma basis giving effect to the consummation of the ESG and Paragon acquisitions, approximately 16% of Insignia's revenues for the nine months ended September 30, 1996 were derived from fees for services provided to entities controlled by MAE. MAE has agreed to (i) retain Insignia for a substantial term as property manager for all properties currently controlled by MAE or of which MAE acquires control, subject to its fiduciary duties and certain other exceptions, and (ii) make certain payments to Insignia on any disposition by MAE of its assets. However, there can be no assurance that such payments will adequately compensate Insignia for the loss of management agreements that may result from any properties being sold by MAE.

RISKS ASSOCIATED WITH ACQUISITIONS

         Insignia's growth since its inception in 1990 has been based principally upon the acquisition of portfolios of general partner interests in real estate limited partnerships and the provision by Insignia of management and related services to such partnerships. Since its inception, Insignia and its affiliates have acquired control of, or management rights to, 32 portfolios of properties. The Company's ability to expand successfully through acquisitions depends on many factors, including the successful identification and acquisition of businesses and management's ability effectively to integrate the acquired businesses. The future growth of Insignia will be dependent in part upon the ability of Insignia or MAE to acquire control of real estate entities at favorable prices and upon favorable terms and conditions, and to continue to manage such entities and the properties they own on a profitable basis. In addition, with respect to a limited portion of the managed portfolio, lenders may foreclose upon properties which are unable to service their mortgage indebtedness. In such event, there can be no assurance that Insignia will retain the contracts to manage such properties.

         Acquisitions entail risks that investments will fail to perform in accordance with expectations, and that business judgments with respect to a property's revenues, operating expenses, and costs of improvements and the Company's ability to restructure and benefit from restructurings, will prove inaccurate. Acquisitions also involve the risks of the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies, the amortization of acquired intangible assets and the potential loss of key employees, each of which could adversely affect the Company's operating results. In addition, the success of any completed acquisition will depend in part on the Company's ability effectively to integrate any acquired businesses into the Company.

         There can be no assurance that future acquisition opportunities, if any, can be consummated on favorable terms, that Insignia will be successful in acquiring or integrating any businesses or in restructuring the liabilities of any such entities, or that any such acquisition will enhance the Company's business.

         On a pro forma basis giving effect to the Convertible Preferred Securities Offering and the use of the net proceeds therefrom, at September 30, 1996 the Company had $161.4 million in funds available under its agreement with First Union National Bank of South Carolina and an affiliate of Lehman Brothers Inc. with respect to a revolving credit facility for acquisitions and its working capital needs, but there can be no assurance that Insignia's financing resources will be sufficient to finance future acquisitions, if any. To the extent the Company issues shares of its Common Stock or rights to acquire shares of its Common Stock in connection with any such acquisitions, the ownership of existing stockholders will be diluted.

POTENTIAL CONFLICTS OF INTEREST; DEPENDENCE UPON AND CONTROL BY ANDREW L. FARKAS

         Andrew L. Farkas, the Chairman, President and Chief Executive Officer of Insignia, may be deemed to be in control of each of Insignia, MAE, and certain significant stockholders of the Company. Insignia has in the past engaged, and expects in the future to engage, in certain transactions with each of such affiliated entities. Such transactions could result in actual or potential conflicts of interest between Insignia, on the one hand, and Mr. Farkas, MAE, or such stockholders, as the case may be, on the other hand. In addition, conflicts may arise between Insignia and the partnerships in which MAE is a general partner, particularly with respect to determinations of whether to dispose of properties. Insignia has entered into agreements with MAE and Mr. Farkas to address certain of such potential conflicts. Insignia also has a policy that all transactions with affiliates shall be on terms no less favorable to Insignia than could be obtained from an unaffiliated party and must be approved by either a majority of independent directors or the Audit Committee of the Board of Directors. There are no other formal procedures for resolving such conflicts.

         As of December 1, 1996, Mr. Farkas beneficially owned approximately 28.4% of the outstanding Common Stock. Mr. Farkas continues to exercise a controlling influence over the business and affairs of Insignia, including, but not limited to, having sufficient voting power to substantially control the election of the entire Board of Directors of Insignia and, in general, substantially to determine the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations, or the sale of substantially all of Insignia's assets or preventing or causing a change in the control of Insignia.

         Insignia is dependent upon the continued services of Mr. Farkas. Mr. Farkas expects to continue to devote substantially all of his time to Insignia and MAE. The loss of Mr. Farkas's services could have a material adverse effect upon the business and financial condition of Insignia. Mr. Farkas has entered into an employment agreement with Insignia, expiring September 1, 1998, providing for, among other things, an agreement not to compete with Insignia during his employment and for a period of one year thereafter. Insignia maintains a $10 million key man life insurance policy on Mr. Farkas.

         Insignia is required to make certain payments to Mr. Farkas in the event of certain changes in control which may constitute excess parachute payments and would not be deductible by Insignia for income tax purposes. In addition, Insignia may not be permitted to deduct for income tax purposes that portion of an executive's compensation which exceeds $1 million in any year, excluding certain performance based compensation. There can be no assurance that Insignia will be able to deduct the entire amount earned by Mr.
Farkas in any year.

DEPENDENCE ON PROPERTY PERFORMANCE

         Insignia's revenues from property management services are generally percentages of aggregate rent collections from the properties. Accordingly, the continued success of Insignia will be dependent in large part upon the performance of the properties it manages. Such performance in turn will depend in part upon the ability of Insignia to attract and retain creditworthy tenants, the magnitude of defaults by tenants under their respective leases, Insignia's ability to control operating expenses (many of which are subject to various contingencies), governmental regulations, local rent control or stabilization ordinances which are or may be put into effect, various uninsurable risks, financial conditions prevailing generally and in the areas in which such properties are located, the nature and extent of competitive properties in the areas where such properties are located, and the real estate market generally.

RISKS RELATED TO INVESTMENT IN LIMITED PARTNER INTERESTS

         The Company owns significant limited partner interests in 28 different real estate limited partnerships (the "Partnerships") directly or indirectly through wholly owned subsidiaries and joint ventures. The Company's limited partner interests, including the Company's interests in two limited partnerships which are consolidated in Insignia's financial statements, represent approximately 29% of the book value of the Company's assets at September 30, 1996. All of such limited partnerships own residential, and in some cases commercial, properties.

         Limited partner interests are subject to varying degrees of risk incident to the ownership and operation of commercial and residential real estate, including possible environmental liabilities. See "--Possible Environmental Liabilities." The success of an investment in a real estate limited partnership will depend on factors such as general economic conditions, both on a national basis and in those areas where a limited partnership's properties are located, the availability and costs of borrowed funds, real estate tax rates, construction and property management costs, federal and state income tax laws, operating expenses, energy costs, and government regulations. Typically, properties held by the limited partnerships are subject to mortgages and the loss of a property through foreclosure could adversely affect the value of a limited partnership interest. In addition, numerous properties compete for tenants with the properties owned by the limited partnerships in which the Company has limited partner interests.

         No active market for limited partner interests in the Partnerships exists, none is expected to develop and such interests are typically only transferable at significant discounts to underlying value. The Company may be limited in its ability to vary its portfolio promptly in response to changes in economic or other conditions. The price to be paid for additional limited partner interests may need to be increased, and the percentage of such interests to be acquired decreased, in response to competing offers for such interests that may be made.

         The Company participates with other entities in ownership of limited partner interests through partnerships and joint ventures. Partnership and joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that such partners or co-venturers might at any time have business interests or goals inconsistent with the business interests or goals of the Company and that such partners or co-venturers may be in a position to take action contrary to the Company's instructions, requests, policies, or objectives. The Company will, however, seek to maintain sufficient influence over such partnerships or joint ventures to permit the Company's business objectives to be achieved. The Company currently owns limited partner interests in six real estate limited partnerships in which MAE is the general partner. There can be no assurance that MAE will not transfer to a third party its general partner interests in those partnerships or that MAE will not take actions contrary to the Company's interests with respect to those partnerships. See "--Potential Conflicts of Interests."

POTENTIAL ALTERNATIVE STRUCTURING OF REAL ESTATE INVESTMENTS

         The Company actively is exploring a structure whereby its multifamily real estate investment and ownership activities would (a) qualify for United States federal income tax purposes as a Real Estate
                                      P-9

Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and (b) obtain equity and debt capital from parties other than Insignia to expand these activities.

         In this regard, Insignia formed Insignia Properties Corporation, a Delaware corporation and wholly-owned subsidiary, in January 1996 and Insignia Properties Trust, a Maryland real estate investment trust ("IPT"), in April 1996, with the intention of implementing a series of transactions that would result in substantially all of the Company's real estate limited partner interests in real estate limited partnerships being conveyed to an entity that would intend to qualify as a REIT. As of the date of this Prospectus, the Company is actively preparing to raise capital through the private placement of securities in IPT. Such transaction would be structured such that the Company would continue to own and control a majority interest in IPT. In addition, the Company has had discussions with the management of Angeles Mortgage Investment Trust, a publicly-traded California business trust and REIT ("AMIT"), regarding a potential business combination transaction with IPT and has acquired the beneficial ownership of approximately 6.0% of the Class A shares of AMIT. These discussions principally have involved whether general and limited partner interests owned by Insignia in certain partnerships which own real property could be transferred, through a merger or otherwise, to AMIT in exchange for securities in AMIT. The Company, however, has no plans otherwise to dispose of its interests in such partnerships.

         There can be no assurance that the transactions that are currently contemplated and that are discussed herein in connection with the proposed REIT transaction will be consummated or, if consummated, that they will be consummated on the terms described herein.

TENDER OFFER LITIGATION

         Since the latter part of 1994, Insignia, through various subsidiaries, has acquired limited partner interests in real estate limited partnerships through public tender offers. Insignia believes that there continue to be opportunities to acquire limited partner interests and it may acquire such interests through future public tender offers. Tender offers often result in competing tender offers, as well as litigation initiated by limited partners in the subject partnerships or by competing bidders. In some of its tender offers, Insignia has faced competing offers and litigation which alleged breaches of the federal securities laws and breaches of fiduciary duties by Insignia. Due to the inherent uncertainty of litigation, the Company could be subject to adverse judgments in substantial amounts. Litigation costs and competing offers are factors considered by the Company prior to initiating tender offers. Insignia has settled all litigation brought against it in connection with tender offers made by it with the exception of certain litigation in connection with tender offers for limited partner interests in limited partnerships controlled by Balcor.

COMPETITION FOR PERSONNEL

         The continued success of Insignia's residential and commercial property management business will depend, in part, on Insignia's ability to maintain its experienced management team and to attract additional managers as Insignia's property management business expands. Insignia believes that there is currently a shortage of qualified property management personnel. To maintain and attract qualified individuals, Insignia may be required to increase substantially the compensation to property managers.

POSSIBLE ENVIRONMENTAL LIABILITIES

         Under various federal and state environmental laws and regulations, a current or previous owner or operator of real estate property may be required to investigate and clean up certain hazardous or toxic substances or petroleum product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. There can be no assurance that Insignia, or any assets owned or controlled by Insignia, currently are in compliance with all of such laws and regulations, or that Insignia will not become subject to liabilities that arise in whole or in part out of any such laws, rules, or regulations. Moreover, there can be no assurance that any of such liabilities to which Insignia may become subject will not have a material adverse effect upon the business or financial condition of Insignia.

         Except for (i) environmental audits of approximately 240 properties conducted in connection with various refinancings and reviews of sellers' files with respect to environmental matters in connection with certain acquisitions and (ii) Phase I audits of properties owned by National Property Investors, Inc. and certain affiliates and related partners in which Insignia acquired limited partner interests (and certain other investigations in the case of certain such properties), Insignia has not undertaken any review, on a property-by-property basis, of the extent of the presence of asbestos or other environmental risks at any of its owned or controlled properties, the remedial or other requirements of state and local environmental laws, rules, and regulations in each of the jurisdictions in which such properties are located, or the costs of any required remedial work. Although the results of all but a few of the Company's audits did not require any material remedial work, there can be no assurance that remedial work may not be required at these or other properties. Most of the structures situated upon such properties were constructed prior to 1978, in a period when the use of asbestos in the construction of structures similar to those situated upon such properties was common. The presence of asbestos or other environmental risks at any of such properties could result in the incurrence of significant cleanup costs therefor by Insignia or partnerships in which it owns interests or the incurrence of toxic tort claims against Insignia or partnerships in which it owns interests.

         There can be no assurance that Insignia will not experience difficulty in reselling real estate assets owned by partnerships or refinancing any indebtedness secured by their respective assets as a result of the presence of asbestos or other environmental risks on the properties, lose its management contracts with respect to such properties, or become subject to costs and litigation relating to the presence of asbestos or other environmental risks on such properties that will have a material adverse effect upon the business or financial condition of Insignia or any of its affiliates.

POSSIBLE LOSS OF HUD APPROVAL; RESTRUCTURING OF HUD

         Approximately 17% of the residential units which Insignia managed at September 30, 1996 were housing projects financed under various government programs administered by the United States Department of Housing and Urban Development ("HUD"). As a result, certain aspects of Insignia's operations are subject to regulation by HUD. For the nine months ended September 30, 1996, revenues from the management of HUD regulated or subsidized units constituted approximately 7% of Insignia's total pro forma revenues giving effect to the Paragon and ESG acquisitions. If Insignia were to lose its qualification to manage HUD properties, Insignia could be precluded from obtaining HUD contracts, could lose the contracts to manage some or all of the HUD properties then managed, or could be subject to fines or other penalties, depending on the reason for such loss of qualification. Such results could have a material adverse effect on Insignia's business or financial condition.

         As of the date of this Prospectus, Congress is considering various proposals to reorganize and restructure certain of HUD's housing assistance programs. One proposal calls for the elimination of HUD by terminating, privatizing, and transferring its functions. Another proposal contemplates that, rather than providing specific project-based subsidies, HUD would give qualified participants vouchers to use at the property of their choice. Since the value of such a voucher would be fixed, participants electing to move from their present apartment complex would have to pay the difference between such voucher value and the rent at an alternative property. Due to a relative lack of amenities in most HUD projects, residents (if they could afford the price differential) might be inclined to move from such projects into complexes with more amenities. If such residents could not be replaced, the occupancy level or rental rates of such project could be affected and, accordingly, the management fee paid to the property manager could be reduced. The current proposals with regards to the reorganization are not sufficiently specific to determine their actual impact, if any, on management fee revenue paid to Insignia by HUD properties. There can be no assurance that the proposed changes would not have a material adverse impact on Insignia's business or financial condition.


                              SELLING STOCKHOLDERS

         The following table sets forth certain information as of the date of this Prospectus with respect to the Selling Stockholders. All of the shares to be sold by the Selling Stockholders represent shares of Common Stock held by the Selling Stockholders or which may be acquired by them on exercise of certain warrants issued to them in accordance with agreements between such Selling Stockholder and the Company. The Company will receive the exercise price on any exercise of such warrants, but otherwise will not receive any of the proceeds from the sale of shares by the Selling Stockholders.


                                                                          BENEFICIAL                    NUMBER
                                                                          OWNERSHIP                    OF SHARES
                   SELLING STOCKHOLDER                                PRIOR TO OFFERING                 OFFERED
                   -------------------                                -----------------               -----------
APTS Partners, L.P.                                                          1,315,000                 1,315,000

APTS Partners IV-AB, L.P.                                                      200,000                   200,000

APTS Partners II, L.P.                                                       1,509,062                 1,509,062

APTS Partners III, L.P.                                                      1,117,732                 1,117,732

APTS V, L.L.C.                                                                 151,248                   151,248

Ultra Cerberus Ltd.                                                             11,200                    11,200

Pequod Investments, L.P.                                                         5,600                     5,600

Cerberus International Ltd.                                                     57,200                    57,200

Cerberus Partners, L.P.                                                        426,000                   426,000

Marvin H. Chudnoff                                                             100,000                   100,000

John G. Combs/ICG                                                               13,000                    13,000

D&S Grant Revocable Trust                                                       23,400                    23,400

Douglas Elliman-Gibbon & Ives                                                   68,708                    68,708

Farallon Capital Institutional Partners, L.P.                                  227,150                   227,150

Farallon Capital Institutional Partners II, L.P.                               168,740                   168,740

Tinicum Partners, L.P                                                           25,960                    25,960

Farallon Capital Partners, L.P.                                                227,150                   227,150

HFS Incorporated                                                             1,000,000                 1,000,000

J&C Westling Revocable Trust                                                    23,400                    23,400

J&P O'Donnell Revocable Trust                                                   46,800                    46,800

Neil J. Kreisel                                                                200,000                   200,000

Joel B. Leff                                                                    50,000                    50,000

Douglas C. Neff                                                                 23,400                    23,400

Walter C. Klein                                                                 26,300                    26,300

Hillside Capital Incorporated                                                    5,700                     5,700

James O. Welch, Sr. Trust F/B/O James O. Welch,                                 66,800                    66,800
Jr. U/A Dated 6/29/39

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








                                                                          BENEFICIAL                      NUMBER
                                                                          OWNERSHIP                     OF SHARES
                   SELLING STOCKHOLDER                                PRIOR TO OFFERING                  OFFERED
                   -------------------                                -----------------                 -----------

Vedna Welch Grandchildren Trust U/A Dated 6/27/85                               52,200                    52,200

Charterhouse Equity Partners, L.P.                                             674,020                   674,020

Northern & Midland Nominees Limited                                              1,818                     1,818


         The sale of the shares by the Selling Stockholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Stockholders) on the NYSE or in negotiated transactions, through the writing of options on such shares, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         Selling Stockholders may effect such transactions by selling their shares directly to purchasers, through broker-dealers acting as agents for the Selling Stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time on the NYSE in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

         The Selling Stockholders and broker-dealers, if any, acting in connection with such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such shares might be deemed to be underwriting discounts and commissions under the Securities Act.

                                 LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for Insignia and the Selling Stockholders by Proskauer Rose Goetz & Mendelsohn LLP, New York, New York. The wife of a partner of Proskauer Rose Goetz & Mendelsohn LLP is a limited partner in each of two of Insignia's principal stockholders.

                                    EXPERTS

         The consolidated financial statements of Insignia Financial Group, Inc. appearing in Insignia's Annual Report (Form 10-K) for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The combined balance sheets of Edward S. Gordon Company, Incorporated and Edward S. Gordon Company of New Jersey, Inc. as of December 31, 1995 and 1994, and the related combined statements of operations, shareholders' equity and cash flows for each of the years ended December 31, 1995, 1994 and 1993 incorporated by reference in this Registration Statement have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., given upon the authority of that firm as experts in accounting and auditing.

     This combined consolidated balance sheets of NPI Property Management Corporation, Inc. and Subsidiaries, National Property Investors, Inc. and Subsidiaries and NPI-CL Management L.P. as of June 30, 1995 and 1994, and the related combined consolidated statements of operations and cash flows for the years then ended and the consolidated statements of operations and cash flows of National Property Investors, Inc. for the year ended June 30, 1993, incorporated herein by reference have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their reports thereon and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of the NPI Partnerships appearing in Insignia's Current Report on Form 8-K dated September 1, 1995 and appearing in Insignia's Current Report on Form 8-K dated December 10, 1996 have been audited by Imowitz Koenig & Co., LLP as set forth in their reports included therein and incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

===============================================================================

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Insignia Financial Group, Inc., any of its agents or any Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of Insignia Financial Group, Inc. since such date.


                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Special Note Regarding
  Forward-Looking Statements.............................................  2
Available Information....................................................  2
Incorporation Of Certain Documents
  By Reference...........................................................  2
The Company..............................................................  3
Risk Factors.............................................................  5
Selling Stockholders.....................................................  12
Legal Matters............................................................  14
Experts..................................................................  14


===============================================================================




===============================================================================

                          INSIGNIA FINANCIAL GROUP,
                                     INC.

                               6,668,588 SHARES

                             CLASS A COMMON STOCK


                                  PROSPECTUS



                            DATED DECEMBER  , 1996





===============================================================================

Part II.  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The following is an itemized list of expenses (all but the registration fee are estimates) of the Company in connection with the issuance and sale of the Securities being registered hereunder.

Securities and Exchange Commission
   registration filing fee................................. $95,405

Blue Sky qualification fees and expenses,
  including legal fees.....................................   8,000

Printing expenses ......................................... 300,000

Transfer Agent and Trustee fees and expenses...............  22,000

Legal fees and expenses ................................... 300,000

Accounting fees and expenses............................... 200,000

Miscellaneous .............................................   4,595
                                                           --------

Total......................................................$930,000
                                                           ========


Item 15: INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

         The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Seventh of the Certificate of Incorporation of the Company provides for indemnification of directors and officers to the fullest extent permitted by the General Company Law of the State of Delaware, and the Company has entered into agreements with 20 of its officers and directors with respect to such indemnification. Reference is made to the Certificate of Incorporation of the Company and such agreements, incorporated by reference as Exhibits to the Company's Registration Statement on Form S-1, File No. 33-67486.

         Section 102(b)(7) of the General Company Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Company's Certificate of Incorporation contains such a provision.

         The Company currently has a Directors and Officers Liability Insurance Policy (the "Policy") in place with Federal Insurance Company. The Policy is a "claims made" policy with a $5,000,000 policy aggregate. However, the Board of Directors believes that it serves the Company's best interest to supplement this coverage or any coverage which the Company may maintain in the future by agreeing by contract to indemnify directors and executive officers to the fullest extent permitted under applicable law.

         The form of Indemnification Agreement to be entered into by the Company with directors and executive officers of the Company is based on the provisions of the General Corporation Law of the State of Delaware, which are contained primarily in Section 145 of the General Corporate Law of the State of Delaware, but is intended to provide broader indemnification than that which is specifically provided by Section 145. The form of Indemnification Agreement provides generally that the Company will to the fullest extent permitted by applicable law indemnify the director or executive officer against expenses arising from any event or occurrence, either prior to or after the time the Indemnification Agreement is executed, related to the fact that such person is or was serving as a director or executive officer of the Company (or of another entity at the Company's request). To be indemnified, a party must meet the relevant standards of conduct, but the form of Indemnification Agreement provides that such standard is presumed to have been met unless the Company demonstrates otherwise.


INDEMNIFICATION OF TRUSTEES AND OFFICERS OF THE TRUST

         The Declaration of the Trust provides that no Regular Trustee, affiliate of any Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee, or any officer, employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its affiliates or any holder of Convertible Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. The Declaration of the Trust also provides that, to the fullest extent permitted by law, Insignia shall indemnify and hold harmless the (i) Property Trustee,
(ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee from and against any loss, liability or expense (including reasonable legal fees and expenses) incurred without gross negligence (in the case of the Property Trustee, negligence) or bad faith on its part, arising out of or in connection with the acceptance or administration or the Trust under the Declaration.

         The Declaration of the Trust further provides that, to the full extent permitted by applicable law, Insignia shall indemnify any Indemnified Person against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by him in connection with any action, suit or proceeding to which he was, is or is threatened to be made a party if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Declaration of the Trust further provides that Insignia shall indemnify, to the full extent permitted by law, any Indemnified Person who was or is or is threatened to be made a party to any action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Indemnified Person against expenses (including attorneys' fees) reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any matter as to which such Indemnified Person shall have been adjudged to be liable to the Trust (with certain exceptions).

         The Declaration of the Trust further provides that expenses (including attorneys' fees) incurred by an Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be advanced by Insignia in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified by Insignia for the underlying cause of action as authorized by the Declaration.

         The directors and officers of Insignia and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they may not be indemnified by Insignia or the Trust.

         The Selling Holders have been indemnified by Insignia and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. Insignia and the Trust have been indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.


Item 16: EXHIBITS

         Exhibit No.   Description
         -----------   -----------

        *4.1 Declaration of Trust of Insignia Financing I, dated as of October 4, 1996, among Insignia Financial Group, Inc., as Sponsor, First Union Bank of Delaware, as Delaware Trustee, and John K. Lines and Ronald Uretta, as Trustees.

        *4.2 Amended and Restated Declaration of Trust of Insignia Financing I, dated as of November 1, 1996, among Insignia Financial Group, Inc., as Sponsor, First Union National Bank of South Carolina, as Property Trustee, First Union Bank of Delaware, as Delaware Trustee and Andrew L. Farkas, John K. Lines and Ronald Uretta as Regular Trustees

        *4.3 Indenture for the 6 1/2% Convertible Subordinated Debentures, dated as of November 1, 1996, between Insignia Financial Group, Inc., as Issuer, and First Union National Bank of South Carolina, as Trustee

        *4.4 Form of 6 1/2% Convertible Preferred Securities (included in Exhibit 4.2 above)

        *4.5 Form of 6 1/2% Convertible Subordinated Debentures (included in Exhibit 4.3 above)

        *4.6 Preferred Securities Guarantee Agreement, dated as of November 1, 1996, between Insignia Financial Group, Inc., as Guarantor, and First Union National Bank of South Carolina, as Preferred Guarantee Trustee

         4.7 Certificate of Incorporation of Insignia Financial Group, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the Registration Statement filed on Form S-4 of Insignia Financial Group, Inc. (then MetSouth Financial Corporation), Registration No. 33-38094, on December 7, 1990 (the "Form S-4"))

         4.8 By-Laws of Insignia Financial Group, Inc. (incorporated herein by reference to Exhibit 3.2 to the Form S-4

         4.9           Warrant No. 8 issued to Joel Leff as of July 15, 1994.
                       (Filed as an exhibit to the Annual Report on Form 10-K of Insignia Financial Group, Inc. for the year ended December 31, 1994, and incorporated herein by reference.)

         4.10 Warrant No. 32 to purchase 50,000 shares of Insignia Financial Group, Inc. Class A Common Stock issued to Marvin Chudnoff. (Filed as an exhibit to the Annual Report on Form 10-K of Insignia Financial Group, Inc. for the year ended December 31, 1995 (the "1995 10-K"), and incorporated herein by reference.)

         4.11 Warrant issued to APTS Partners, L.P. to purchase 300,000 shares of Insignia Financial Group, Inc. Class A Common Stock. (Filed as an exhibit to the 1995 10- K and incorporated herein by reference.)

         4.12 Warrant issued to APTS Partners, L.P. to purchase 137,500 shares of Insignia Financial Group, Inc. Class A Common Stock. (Filed as an exhibit to the 1995 10- K and incorporated herein by reference.)

         4.13 Warrant No. 12 to purchase 46,800 shares of Insignia Financial Group, Inc. Class A Common Stock issued to the J & P O'Donnell Revocable Trust. (Filed as an exhibit to the 1995 10-K and incorporated herein by reference.)

         4.14 Warrant No. 13 to purchase 23,400 shares of Insignia Financial Group, Inc. Class A Common Stock issued to The D & S Grant Revocable Trust. (Filed as an exhibit to the 1995 10-K and incorporated herein by reference.)

         4.15 Warrant No. 14 to purchase 23,400 shares of Insignia Financial Group, Inc. Class A Common Stock issued to The J & C Westling Revocable Trust. (Filed as an exhibit to the 1995 10-K and incorporated herein by reference.)

         4.16 Warrant No. 15 to purchase 23,400 shares of Insignia Financial Group, Inc. Class A Common Stock issued to Douglas C. Neff. (Filed as an exhibit to the 1995 10-K and incorporated herein by reference.)

         4.17 Warrant No. 16 to purchase 13,000 shares of Insignia Financial Group, Inc. Class A Common Stock issued to John G. Combs. (Filed as an exhibit to the 1995 10-K and incorporated herein by reference.)


         4.18 Warrant No. 34 to purchase 38,958 shares of Insignia Financial Group, Inc. Class A Common Stock issued to APTS V, L.L.C. (Filed as an exhibit to the 1995 10-K and incorporated herein by reference.)

         4.19 Warrant to Neil J. Kreisel to purchase shares of Insignia Financial Group, Inc. Class A Common Stock (included as an exhibit to the Employment Agreement, dated as of September 5, 1995, by and between Insignia Financial Group, Inc., Kreisel Company, Inc. and Neil J. Kreisel (incorporated herein by reference to Exhibit No.
                       2.3 to the Current Report on Form 8-K of Insignia Financial Group, Inc. dated September 5, 1995.))

        *5.1 Opinion of Richards, Layton & Finger as to the validity of the Convertible Preferred Securities being registered hereby

        *5.2 Opinion of Proskauer Rose Goetz & Mendelsohn LLP as to the validity of the Convertible Subordinated Debt Securities, Preferred Securities Guarantee and Common Stock being registered hereby

        *8.1 Opinion of Proskauer Rose Goetz & Mendelsohn LLP relating to certain tax matters (included in Exhibit 5.2 above)

       *10.1 Registration Rights Agreement, dated November 1, 1996, among Insignia Financing I, and Insignia Financial Group, Inc. and Lehman Brothers Inc., Dillon, Read & Co. Inc., Goldman, Sachs & Co., and A.G. Edwards & Sons, Inc., as Initial Purchasers

       *12             Statement re: Computation of Ratios

        23.1(a)        Consent of Ernst & Young LLP

        23.1(b)        Consent of Coopers & Lybrand L.L.P.

        23.1(c)        Consent of Coopers & Lybrand L.L.P.

        23.1(d)        Consent of Imowitz Koenig & Co., LLP

       *23.2 Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 5.1)

       *23.3 Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in its opinion filed as Exhibit 5.2)

       *24.1           Powers of Attorney (Insignia Financial Group, Inc.)

       *24.2           Powers of Attorney (Insignia Financing I)

       *25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of First Union National Bank of South Carolina, as Trustee under the 6 1/2% Convertible Subordinated Debentures Indenture

       *25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of First Union National Bank of South Carolina, as Property Trustee under the Amended and Restated Declaration of Trust

       *25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of First Union National Bank of South Carolina, as Preferred Guarantee Trustee under the Preferred Securities Guarantee
-----------------
* Previously filed.


Item 17: UNDERTAKINGS

(a)  Each of the undersigned registrants hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) To the extent either registrant intends to rely on section 305(b)(2) of the Trust Indenture Act of 1939 for determining the eligibility of the trustee under indentures for securities to be used, offered or sold on a delayed basis by or on behalf of such registrant, each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of such Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of such Act.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Amendment to Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on December 13, 1996.


                                        INSIGNIA FINANCING I


                                        By:    /s/ Andrew L. Farkas*
                                               --------------------------
                                               Andrew L. Farkas
                                               Regular Trustee


                                        By:    /s/ John K. Lines
                                               --------------------------
                                               John K. Lines
                                               Regular Trustee


                                        By:    /s/ Ronald Uretta*
                                               --------------------------
                                               Ronald Uretta
                                               Regular Trustee

                                               *By: /s/ John K. Lines
                                                    ------------------------
                                                    Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Amendment to Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on December 13, 1996.

                           INSIGNIA FINANCIAL GROUP, INC.


                           By:   /s/ Andrew L. Farkas*
                                 -------------------------
                                 Name: Andrew L. Farkas
                                 Title: Chairman of the Board of Directors,
                                        President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this has been signed by the following persons in the capacities indicated, on December 13, 1996.



       Signature                            Title
       ---------                            -----

/s/ Andrew L. Farkas*     Chairman of the Board of Directors, President and
-----------------------   Chief Executive Officer (Principal Executive Officer)
Andrew L. Farkas

/s/ James A. Aston*       Office of the Chairman and Chief Financial Officer
-----------------------   (Principal Financial Officer)
James A. Aston

/s/ Ronald Uretta*        Chief Operating Officer and Treasurer (Principal
-----------------------   Accounting Officer)
Ronald Uretta

/s/ Robert J. Denison*
-----------------------   Director
Robert J. Denison

/s/ Robin L. Farkas*
-----------------------   Director
Robin L. Farkas

/s/ Merril M. Halpern*
-----------------------   Director
Merril M. Halpern

/s/ John F. Jacques*
-----------------------   Director
John F. Jacques

/s/ Robert G. Koen*
-----------------------   Director
Robert G. Koen

/s/ Michael I. Lipstein*
-----------------------   Director
Michael I. Lipstein

/s/ Buck Mickel*
-----------------------   Director
Buck Mickel

*By /s/ John K. Lines
    -------------------
    Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit No.   Description                                               Page
-----------   -----------                                               ----
*4.1          Declaration of Trust of Insignia Financing I, dated as
              of October 4, 1996, among Insignia Financial Group,
              Inc., as Sponsor, First Union Bank of Delaware, as
              Delaware Trustee, and John K. Lines and Ronald Uretta, as Trustees.

*4.2 Amended and Restated Declaration of Trust of Insignia Financing I, dated as of November 1, 1996, among Insignia Financial Group, Inc., as Sponsor, First Union National Bank of South Carolina, as Property Trustee, First Union Bank of Delaware, as Delaware Trustee and Andrew L. Farkas, John K. Lines and Ronald Uretta as Regular Trustees

*4.3 Indenture for the 6 1/2% Convertible Subordinated Debentures, dated as of November 1, 1996, between Insignia Financial Group, Inc., as Issuer, and First Union National Bank of South Carolina, as Trustee

*4.4          Form of 6 1/2% Convertible Preferred Securities
              (included in Exhibit 4.2 above)

*4.5          Form of 6 1/2% Convertible Subordinated Debentures
              (included in Exhibit 4.3 above)

*4.6 Preferred Securities Guarantee Agreement, dated as of November 1, 1996, between Insignia Financial Group,
              Inc., as Guarantor, and First Union National Bank of South Carolina, as Preferred Guarantee Trustee

 4.7 Certificate of Incorporation of Insignia Financial Group, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the Registration Statement filed on Form S-4 of Insignia Financial Group, Inc. (then MetSouth Financial Corporation), Registration No. 33-38094, on December 7, 1990 (the "Form S-4"))

 4.8 By-Laws of Insignia Financial Group, Inc. (incorporated herein by reference to Exhibit 3.2 to the Form S-4

 4.9          Warrant No. 8 issued to Joel Leff as of July 15, 1994.
              (Filed as an exhibit to the Annual Report on Form 10-K of Insignia Financial Group, Inc. for the year ended December 31, 1994, and incorporated herein by reference.)

 4.10 Warrant No. 32 to purchase 50,000 shares of Insignia Financial Group, Inc. Class A Common Stock issued to Marvin Chudnoff. (Filed as an exhibit to the Annual Report on Form 10-K of Insignia Financial Group, Inc. for the year ended December 31, 1995 (the "1995 10-K"), and incorporated herein by reference.)

 4.11         Warrant issued to APTS Partners, L.P. to purchase
              300,000 shares of Insignia Financial Group, Inc. Class A Common Stock. (Filed as an exhibit to the 1995 10- K and incorporated herein by reference.)

 4.12         Warrant issued to APTS Partners, L.P. to purchase
              137,500 shares of Insignia Financial Group, Inc. Class A Common Stock. (Filed as an exhibit to the 1995 10- K and incorporated herein by reference.)

 4.13 Warrant No. 12 to purchase 46,800 shares of Insignia Financial Group, Inc. Class A Common Stock issued to the J & P O'Donnell Revocable Trust. (Filed as an exhibit to the 1995 10-K and incorporated herein by reference.)

 4.14 Warrant No. 13 to purchase 23,400 shares of Insignia Financial Group, Inc. Class A Common Stock issued to The D & S Grant Revocable Trust. (Filed as an exhibit to the 1995 10-K and incorporated herein by reference.)

 4.15 Warrant No. 14 to purchase 23,400 shares of Insignia Financial Group, Inc. Class A Common Stock issued to The J & C Westling Revocable Trust. (Filed as an exhibit to the 1995 10-K and incorporated herein by reference.)

 4.16 Warrant No. 15 to purchase 23,400 shares of Insignia Financial Group, Inc. Class A Common Stock issued to Douglas C. Neff. (Filed as an exhibit to the 1995 10-K and incorporated herein by reference.)

 4.17 Warrant No. 16 to purchase 13,000 shares of Insignia Financial Group, Inc. Class A Common Stock issued to John G. Combs. (Filed as an exhibit to the 1995 10-K and incorporated herein by reference.)


 4.18 Warrant No. 34 to purchase 38,958 shares of Insignia Financial Group, Inc. Class A Common Stock issued to APTS V, L.L.C. (Filed as an exhibit to the 1995 10-K and incorporated herein by reference.)

 4.19 Warrant to Neil J. Kreisel to purchase shares of Insignia Financial Group, Inc. Class A Common Stock (included as an exhibit to the Employment Agreement, dated as of September 5, 1995, by and between Insignia Financial Group, Inc., Kreisel Company, Inc. and Neil J. Kreisel (incorporated herein by reference to Exhibit No.
               2.3 to the Current Report on Form 8-K of Insignia Financial Group, Inc. dated September 5, 1995.))

*5.1 Opinion of Richards, Layton & Finger as to the validity of the Convertible Preferred Securities being registered hereby

*5.2 Opinion of Proskauer Rose Goetz & Mendelsohn LLP as to the validity of the Convertible Subordinated Debt
               Securities, Preferred Securities Guarantee and Common Stock being registered hereby

*8.1 Opinion of Proskauer Rose Goetz & Mendelsohn LLP relating to certain tax matters (included in Exhibit 5.2 above)

*10.1 Registration Rights Agreement, dated November 1, 1996, among Insignia Financing I, and Insignia Financial Group, Inc. and Lehman Brothers Inc., Dillon, Read & Co. Inc., Goldman, Sachs & Co., and A.G. Edwards & Sons, Inc., as Initial Purchasers

*12            Statement re: Computation of Ratios

 23.1(a)       Consent of Ernst & Young LLP

 23.1(b)       Consent of Coopers & Lybrand L.L.P.

 23.1(c)       Consent of Coopers & Lybrand L.L.P.

 23.1(d)       Consent of Imowitz Koenig & Co., LLP

*23.2 Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 5.1)

*23.3          Consent of Proskauer Rose Goetz & Mendelsohn LLP
               (included in its opinion filed as Exhibit 5.2)

*24.1          Powers of Attorney (Insignia Financial Group, Inc.)

*24.2          Powers of Attorney (Insignia Financing I)

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of First Union National Bank of South Carolina, as Trustee under the 6 1/2% Convertible Subordinated Debentures Indenture

25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of First Union National Bank of South Carolina, as Property Trustee under the Amended and Restated Declaration of Trust

25.3           Form T-1 Statement of Eligibility under the Trust
               Indenture Act of 1939, as amended, of First Union
               National Bank of South Carolina, as Preferred Guarantee Trustee under the Preferred Securities Guarantee